EXHIBIT 4.1



                            SHARE PURCHASE AGREEMENT


                           DATED AS OF MARCH 5, 2001,





                                      AMONG





                     EXFO ELECTRO-OPTICAL ENGINEERING, INC.,


                                  JOHN KENNEDY


                                  GLENN HARVEY


                                       AND


                                EFOS CORPORATION



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                            SHARE PURCHASE AGREEMENT


         SHARE PURCHASE AGREEMENT (this "AGREEMENT") dated as of March 5, 2001

AMONG: EXFO ELECTRO-OPTICAL ENGINEERING INC., a corporation governed by the laws of Canada;

                           (the "PURCHASER")

AND: JOHN KENNEDY, domiciled and resident at _________ -----------------------------------------------;

AND: GLENN HARVEY, domiciled and resident at _________ -----------------------------------------------;

AND: EFOS CORPORATION, a corporation governed under the laws of Ontario;

                           (the "VENDOR")



         WHEREAS, subject to the terms and conditions set forth in this Agreement, the Vendor desires to sell to the Purchaser, and Purchaser desires to purchase from the Vendor, all of the issued and outstanding shares of Efos Inc. ("OPCO") (the "OPCO SHARES").

         NOW THEREFORE, in consideration of the mutual covenants contained in this Agreement, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties agree as follows:

                                    ARTICLE 1

                                   DEFINITIONS

1.1      DEFINITIONS.

         Whenever used in this Agreement, the following words and terms shall have the meanings set out below:

         (a) "ACCOUNTS PAYABLE" means all amounts due and owing by Opco to traders, suppliers and other persons in the ordinary course of business;

         (b) "ACCOUNTS RECEIVABLE" means any and all accounts receivable, bills receivable, trade accounts, book debts and insurance claims recorded as receivable in the Books and Records and any other amount due to Opco including any refunds and rebates, and the benefit of all security (including cash deposits), guarantees and other collateral held by Opco;

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                                        3

         (c) "ACCRUED LIABILITIES" means any and all accrued liabilities of Opco incurred in the ordinary course of business, including accruals for vacation pay and customer rebates;

         (d) "AFFILIATE" and "ASSOCIATE" have the respective meaning given to such terms in the CBCA;

         (e) "AGREEMENT" means this Share Purchase Agreement, including all schedules, and all instruments supplementing or amending or confirming this Agreement and references to "ARTICLE" or "SECTION" mean and refer to the specified Article or Section of this Agreement;

         (f) "ARM'S LENGTH" means arm's length as defined in the INCOME TAX ACT (Canada);

         (g)      "ASSET CONSIDERATION" has the meaning ascribed to it in
                  Section 1.1(hhh) (a);

         (h) "AUDITED FINANCIAL STATEMENTS" has the meaning ascribed to it in Section 3.8;

         (i) "BENEFIT PLANS" means all plans, arrangements, agreements, programs, policies, practices or undertakings, whether oral or written, formal or informal, funded or unfunded, registered or unregistered to which Opco is a party or by which it is bound or under which Opco has, or will have, any liability or contingent liability, relating to Pension Plans, Insurance Plans or Compensation Plans, with respect to any of its Employees or former employees (or any dependents or beneficiaries of any such Employees or former employees), individuals working on contract with Opco or other individuals providing services to it of a kind normally provided by employees or eligible dependents of such persons;

         (j) "BOOKS AND RECORDS" means all books and records of Opco including financial, corporate, operations and sales books, records, books of account, sales and purchase records, lists of suppliers and customers, formulae, business reports, plans and projections and all other documents, surveys, plans, files, records, correspondence, and other data and information, financial or otherwise, including all data and information stored on computer-related or other electronic media;

         (k) "BUSINESS" means the research, development, manufacturing, marketing and servicing of light-based systems used to photopolymerize or photoactivate materials such as adhesives coatings, sealants and drugs used in industry and medicine;

         (l) "BUSINESS DAY" means a day, other than a Saturday or Sunday, on which the principal commercial banks located in the City of Toronto, Ontario are open for business during normal banking hours;

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                                        4

         (m)      "CANADIAN DOCUMENTS" has the meaning ascribed to it in Section
                  5.8;

         (n)      "CASH CONSIDERATION" has the meaning ascribed to it in Section
                  2.2;

         (o)      "CBCA" means the CANADA BUSINESS CORPORATIONS ACT;

         (p) "CLAIMS" means any claim, demand, action, cause of action, damage, loss, cost, liability or expense, including reasonable professional fees and all costs incurred in investigating or pursuing any of the foregoing or any proceeding relating to any of the foregoing;

         (q) "CLOSING" means the completion of the sale to and purchase by the Purchaser of the Opco Shares under this Agreement;

         (r) "CLOSING BALANCE SHEET" means the audited financial statements of Opco at the Closing Date prepared in accordance with GAAP except as otherwise provided for in this Agreement;

         (s)      "CLOSING DATE" has the meaning ascribed to it in Section 2.3;

         (t) "COMPENSATION PLANS" means any and all employment benefits of Opco relating to bonus, incentive pay or compensation, performance compensation, deferred compensation, profit sharing or deferred profit sharing, share purchase, share option, stock appreciation, phantom stock, vacation or vacation pay, sick pay, severance or termination pay, employee loans or separation from service benefits, or any other type of arrangement providing for compensation or benefits additional to base pay or salary;

         (u) "CONTAMINANT" means any substance or material that is prohibited, controlled or regulated under any Environmental Laws;

         (v) "CONTRACTS" means all contracts, licences, leases, agreements, commitments, undertakings, letters of intent, entitlements and engagements of Opco, as the case may be, and includes all quotations, orders or tenders for contracts which remain open for acceptance and any manufacturers' or suppliers' warranty, guarantee or commitment (express or implied);

         (w) "DUE DILIGENCE INVESTIGATION" has the meaning ascribed to it in Section 7.4;

         (x) "EMPLOYEE BENEFIT PLAN" means any plan, program, agreement or arrangement of Opco involving direct or indirect compensation, including without limitation, insurance coverage, severance benefits, disability, life or health benefits, pension, deferred compensation, bonuses, stock options, stock or other forms of incentive compensation or post-retirement compensation covering employees of Opco;

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                                        5

         (y) "EMPLOYEES" means all persons employed or retained by Opco, as the case may be, including those employees on long-term disability leave or other absence;

         (z) "ENCUMBRANCES" means any pledge, lien, charge, security interest, lease, title retention agreement, mortgage, restriction, development or similar agreement, easement, right-of-way, title defect, option or adverse claim, hypothec, privilege, transfer of property in stock, servitude, conditional sales contract or encumbrance of any kind or character whatsoever;

         (aa) "ENVIRONMENTAL LAWS" means all common, civil, federal, provincial, territorial, regional, municipal or local laws applicable in Canada which relate to the protection of the environment, health and safety, or Hazardous Substances contained in statutes or regulations or in written policies, guidelines, orders, directives or notices which have the force of law or permits, approvals or court or other tribunal orders having jurisdiction in Canada over Opco, its assets and the Business;

         (bb)     "ESCROW AGREEMENT" has the meaning ascribed to it in Section
                  2.6;

         (cc)     "ESCROW FUND" has the meaning ascribed to it in Section 2.6;

         (dd)     "FINANCIAL STATEMENTS" has the meaning ascribed to it in
                  Section 3.8;

         (ee) "GAAP" means Canadian generally accepted accounting principles as recommended from time to time in the Handbook of the Canadian Institute of Chartered Accountants;

         (ff)     "GUARANTORS" means John Kennedy and Glenn Harvey;

         (gg) "GOODWILL" means the goodwill of Opco, and information and documents relevant thereto including lists of customers and suppliers, credit information and research materials;

         (hh) "GOVERNMENTAL AUTHORITY" means any governmental or regulatory authority, body, agency or department, whether foreign or domestic federal, provincial or municipal;

         (ii) "HAZARDOUS SUBSTANCES" means any Contaminant or pollutant or any substance that when released to the natural environment is likely to cause at some immediate or future time, material harm or degradation to the natural environment or material risk to human health and, without restricting the generality of the foregoing, Hazardous Substances includes any pollutant, contaminant, hazardous waste or dangerous goods as defined by the Environmental Laws;

         (jj)     "INDEMNITEE" has the meaning ascribed to it in Section 6.4(a);

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                                        6

         (kk)     "INDEMNITOR" has the meaning ascribed to it in Section 6.4(a);

         (ll) "INSURANCE PLANS" means any and all employment benefits relating to disability or wage continuation during periods of absence from work (including short term disability, long term disability and workers compensation), hospitalization, health, medical or dental treatments or expenses, life insurance, death or survivor's benefits and supplementary employment insurance, in each case regardless of whether or not such benefits are insured or self-insured;

         (mm) "INTERIM FINANCIAL STATEMENTS" has the meaning ascribed to it in Section 3.8;

         (nn) "INVENTORIES" means all inventories of goods of every kind and nature and wheresoever situated owned by Opco on the Closing Date relating to the Business including without limitation, raw materials, work in process, finished goods and all other materials and supplies on hand or in transit to be used or consumed in the production of goods or services by the Business.

         (oo) "INTELLECTUAL PROPERTY RIGHTS" shall mean all proprietary rights in and to (a) trademarks, service marks, brand names, certification marks, trade dress, assumed names, trade names and other indications of origin; (b) patents and invention disclosures; (c) trade secrets and other confidential or non-public business information, including ideas, formulas, compositions, discoveries and improvements, know-how, manufacturing and production processes and techniques, and research and development information (whether patentable or not); drawings, specifications, designs, plans, proposals and technical data; business and marketing plans and customers and supplier lists and information; (d) writings and other copyrightable works of authorship, including computer programs, data bases and documentation therefor, and all copyrights to any of the foregoing; (e) mask works; (f) moral rights; (g) any similar intellectual property or proprietary rights; (h) registrations of, and applications to register, any of the foregoing with any governmental authority and any renewals or extensions thereof; and (i) any claims or causes of action arising out of or related to any infringement or misappropriation of any of the foregoing, in each case in any jurisdiction;

         (pp)     "IRS" has the meaning ascribed to it in Section 6.6(c);

         (qq)     "KNOWLEDGE" has the meaning ascribed to it in Section 11.11;

         (rr) "LAWS" means all applicable laws, by-laws, rules, regulations, orders, ordinances, protocols, codes, guidelines, policies, notices, directions and judgments or other requirements of any Governmental Authorities;

         (ss) "LOCK-UP AGREEMENT" means the lock-up agreement annexed hereto as Schedule 8.2(j);

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         (tt)     "MATERIAL ADVERSE EFFECT" means the effect of a Material
                  Adverse Change;

         (uu) "MATERIAL ADVERSE CHANGE" in respect of any Person means any change, effect, event, occurrence or state of facts (or any development that has had or is reasonably likely to have any change or effect) that is materially adverse to the business, financial condition or results of operations of the Person and its Subsidiaries, taken as a whole, PROVIDED, HOWEVER, any adverse change, effect or circumstance (i) primarily arising out of or resulting primarily from actions contemplated by the parties hereto in connection with this Agreement, (ii) resulting from economic factors affecting the economy as a whole or (iii) resulting from factors generally affecting the specific markets in which the Person and its Subsidiaries compete shall not be deemed in themselves, either alone or in combination, to constitute, and shall not be taken into account in determining whether there has been, a Material Adverse Effect of the Person;

         (vv) "MATERIAL CLIENTS" means those clients identified by the Purchaser as important clients of Opco, as set forth in
                  Schedule 1.1(vv);

         (ww)     "NEWCO" has the meaning ascribed to in Schedule 1.1(iii);

         (xx) "NET WORTH OF THE BUSINESS" means shareholders' equity of Opco as set forth in the Closing Balance Sheet;

         (yy)     "NON-COMPETE PERIOD" has the meaning ascribed to it in Section
                  9.3;

         (zz) "OPCO" means Efos Inc., the company currently carrying on the Business and any predecessor and successor thereof;

         (aaa)    "OPCO CONTRACTS" has the meaning ascribed to it in Section
                  3.16;

         (bbb)    "OPCO INTELLECTUAL PROPERTY" has the meaning ascribed to it in
                  Section 3.12;

         (ccc) "OPCO SHARES" means collectively 100% of the issued and outstanding shares of Efos Inc.;

         (ddd) "PENSION PLANS" means any and all benefits relating to retirement or retirement savings including, without limitation, pension plans, pensions or supplemental pensions, registered retirement savings plans, "registered pension plans" (as defined in the Tax Act) and "retirement compensation arrangements" (as defined in the Tax Act);

         (eee) "PERMITS" means all permits, licenses, certificates, approvals, authorizations, registrations or the like attainable from or required by any Governmental Authorities which are material and are, under applicable law, necessary for the conduct of the Business or the utilization by Opco of its assets;

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                                        8

         (fff)    "PERMITTED ENCUMBRANCES" means the Encumbrances listed in
                  Schedule 1.1(fff);

         (ggg) "PERSON" means any individual, sole proprietorship, corporation, partnership, unincorporated association, unincorporated syndicate, unincorporated organization, trust, body corporate, Governmental Authorities, and a natural person in such person's capacity as trustee, executor, administrator or other legal representative;

         (hhh) "PRIOR ASSET TRANSACTIONS" means collectively the transactions which shall occur prior to the Closing:

                  (a) the execution of an asset purchase agreement pursuant to which the Purchaser will purchase some or all of the Opco Intellectual Property for a total amount to be agreed to by the Purchaser and the Vendor not exceeding US$25,000,000 (the "ASSET CONSIDERATION") payable in cash by Purchaser to Opco. Such agreement shall be satisfactory to the Purchaser and the Vendor and shall contain the usual representations and warranties found in agreements to acquire intellectual property; and

                  (b) the declaration and payment of dividends (regular dividends and capital dividends) by Opco to the Vendor in the amount equal to the after tax amount of the Asset Consideration. For the purposes hereof "the after tax amount" shall be equal to the Asset Consideration multiplied by one (1) minus the effective corporate combined federal and Ontario tax rate in respect of the non-refundable taxes applicable to the Prior Asset Transactions. The Asset Consideration shall not be reduced by any depreciation, losses or any other deduction. The taxable dividend paid will include an amount equal to any refundable dividend tax on-hand (as defined in the INCOME TAX ACT (Canada)) refundable to Opco resulting from such dividend (which taxable dividend should be equal to the after tax amount less the capital dividend paid out of the proceeds of the Prior Asset Transactions).

         (iii) "PRIOR CORPORATE TRANSACTIONS" means the transactions which shall occur prior to the Closing as described in Schedule 1.1(iii);

         (jjj)    "PUBLIC OFFERING" has the meaning ascribed to it in Section
                  9.4;

         (kkk)    "PURCHASE PRICE" has the meaning ascribed to it in Section
                  2.1;

         (lll) "PURCHASER AUDITED FINANCIAL STATEMENTS" has the meaning ascribed to it in Section 5.8;

         (mmm)    "PURCHASER DISCLOSURE" has the meaning ascribed to it in
                  ARTICLE 5;

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                                        9

         (nnn) "PURCHASER FINANCIAL STATEMENTS" has the meaning ascribed to it in Section 5.8;

         (ooo) "PURCHASER INDEMNIFIED PERSONS" has the meaning ascribed to it in Section 6.2;

         (ppp) "PURCHASER INTERIM FINANCIAL STATEMENTS" has the meaning ascribed to it in Section 5.8;

         (qqq)    "PURCHASER SHARES" has the meaning ascribed to it in Section
                  2.2;

         (rrr)    "PURCHASER'S SOLICITORS" means Fasken Martineau DuMoulin LLP;

         (sss) "REGULATORY APPROVALS" means all necessary approvals, permits, sanctions, rulings, orders or consents form any Governmental Authority or self-regulatory organization within or outside of Canada with respect to the transactions contemplated in this Agreement;

         (ttt)    "SECURITIES ACT" has the meaning ascribed to it in Section
                  3.37;

         (uuu) "SENIOR EXECUTIVES" means John Kennedy, Glenn Harvey, Ruben Burga, Britt Christoffersson, Allan Firhoj, Manfred Hubert, John Kuta and Brian Thiessen;

         (vvv)    "SHARE CONSIDERATION" has the meaning ascribed to it in
                  Section 2.2;

         (www)    "STOCK OPTION PLAN" has the meaning ascribed to it in Section
                  5.2;

         (xxx)    "SUBSIDIARIES" has the meaning ascribed in the CBCA;

         (yyy)    "TAX ACT" means the INCOME TAX ACT (Canada);

         (zzz) "TAXES" means all taxes, duties, fees, premiums, assessments, imposts, levies, (including US sales and use taxes) and other charges of any kind whatsoever imposed by any Governmental Authorities, together with all interest, penalties, fines, additions to tax or other additional amounts imposed in respect thereof, including those levied on, or measured by, or referred to as income, gross receipts, profits, capital, transfer, land transfer, sales, goods and services, harmonized sales, use, value-added, excise, stamp, withholding, business, franchising, property, employer health, payroll, employment, health, social services, education and social security taxes, all surtaxes, all customs duties and import and export taxes, all license, franchise and registration fees and all employment insurance, health insurance and Canada, Quebec and other government pension plan premiums or contributions;

         (aaaa) "TAX RETURNS" means all returns, reports, declarations, elections, notices, filings, information returns and statements filed or required to be filed in

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                                       10

                  respect of Taxes including without limiting the foregoing all of the foregoing required to be filed with any Government Authority in the United States;

         (bbbb) "THIRD PARTY CLAIM" has the meaning ascribed to it in Section 6.4(a);

         (cccc) "TIME OF CLOSING" means 10:00 o'clock in the forenoon on the Closing Date;

         (dddd)   "U.S. GAAP" has the meaning ascribed to it in Section 3.8;

         (eeee)   "VENDOR" means Efos Corporation;

         (ffff) "VENDOR INDEMNIFIED PERSON(S)" has the meaning ascribed to it in Section 6.3;

         (gggg) "VENDOR PARTIES" means collectively the Vendor and the Guarantors and all other Subsidiaries who hold or may hold Opco Shares resulting from Prior Corporate Transactions;

         (hhhh)   "WITHDRAWN SHARES" has the meaning ascribed to it in Section
                  2.6.

1.2      CERTAIN RULES OF INTERPRETATION.

         In this Agreement and the Schedules:

         (a) TIME - time is of the essence in the performance of the Parties' respective obligations;

         (b) CURRENCY - unless otherwise specified, all references to dollar amounts are to Canadian dollars;

         (c) HEADINGS - descriptive headings of Articles and Sections are inserted solely for convenience of reference and are not intended as complete or accurate descriptions of the content of such Articles or Sections;

         (d) SINGULAR, ETC. - use of words in the singular or plural, or with a particular gender, shall not limit the scope or exclude the application of any provision of this Agreement to such person or persons or circumstances as the context otherwise permits;

         (e) CONSENT - whenever a provision of this Agreement requires an approval or consent by a Party to this Agreement and notification of such approval or consent is not delivered within the applicable time limit, then, unless otherwise specified, the Party whose consent or approval is required shall be conclusively deemed to have withheld its approval or consent;

         (f) CALCULATION OF TIME - unless otherwise specified, time periods within or following which any payment is to be made or act is to be done shall be

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                                       11

                  calculated by excluding the day on which the period commences and including the day on which the period ends and by extending the period to the next Business Day following if the last day of the period is not a Business Day;

         (g) BUSINESS DAY - whenever any payment is to be made or action to be taken under this Agreement is required to be made or taken on a day other than a Business Day, such payment shall be made or action taken on the next Business Day following such day;

         (h) INCLUSION - where the words "including" or "includes" appear in this Agreement, they mean "including (or includes) without limitation".

1.3 ENTIRE AGREEMENT. This Agreement together with the agreements and other documents to be delivered pursuant to this Agreement, constitutes the entire agreement between the Parties, pertaining to the subject matter of this Agreement and supersedes all prior agreements, understandings, negotiations and discussions, whether verbal or written, of the Parties. There are no warranties, representations or other agreements, express or implied, between the Parties in connection with the subject matter of this Agreement except as specifically set forth in this Agreement and any document delivered pursuant to this Agreement. No supplement, modification or waiver or termination of this Agreement shall be binding unless executed in writing by the Party to be bound thereby.

1.4 ACCOUNTING PRINCIPLES. Unless otherwise specified, all references to generally accepted accounting principles means the principles recommended, from time to time, in the Handbook of the Canadian Institute of Chartered Accountants and all accounting terms not otherwise defined in this Agreement have the meanings assigned to them in accordance with Canadian generally accepted accounting principles.

1.5      SCHEDULES.

         The Schedules to this Agreement, as listed below, are an integral part of this Agreement:

         SCHEDULE                   DESCRIPTION
         --------                   -----------

         Schedule 1.1(vv)           Material Clients
         Schedule 1.1(fff)          Permitted Encumbrances
         Schedule 1.1(iii)          Prior Corporate Transactions
         Schedule 3.4               Articles and By-Laws of Opco and Opco Shares
         Schedule 3.6               Consents and Approvals
         Schedule 3.8               Financial Statements
         Schedule 3.9               Undisclosed Liabilities
         Schedule 3.12(a)           Taxes Due

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         SCHEDULE                   DESCRIPTION
         --------                   -----------

         Schedule 3.12(b)           Tax Returns Filed Outside of Canada
         Schedule 3.13              Opco Intellectual Property
         Schedule 3.15              Inventories
         Schedule 3.16              Opco Contracts
         Schedule 3.17              Non-Arm's Length Transactions
         Schedule 3.18              Insurance
         Schedule 3.19              Employment Matters
         Schedule 3.20              Benefit Plans
         Schedule 3.22              Joint Venture Interests
         Schedule 3.25              Third Party Consents
         Schedule 3.26              Bank Accounts
         Schedule 3.27              Guarantees
         Schedule 3.28              Collectibility of Accounts Receivable
         Schedule 3.35              Distributions
         Schedule 3.38              Capital Expenditures
         Schedule 4.1               Articles and By-laws of Vendor
         Schedule 8.2(h)            Term sheet for employment agreements
         Schedule 8.2(i)            Escrow Agreement
         Schedule 8.2(j)            Lock-Up Agreement
         Schedule 9.3               Non-Competition

                                    ARTICLE 2

                           PURCHASE AND SALE OF SHARES

2.1 PURCHASE AND SALE. Subject to the terms and conditions set forth in this Agreement, the Vendor agrees to sell to Purchaser all of the outstanding shares of Opco. The total purchase price of the Opco Shares shall be US$25,000,000 less the Asset Consideration to be paid by the Purchaser to Opco pursuant to the Prior Asset Transactions and 3,700,000 subordinate voting shares of the Purchaser as set out below (collectively the "PURCHASE PRICE").

2.2 PAYMENT OF PURCHASE PRICE. The Purchase Price shall be payable at Closing by way of a cash consideration in the amount of US$25,000,000 less the Asset Consideration to be

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                                       13

         paid by the Purchaser to Opco pursuant to the Prior Asset Transactions (the "CASH CONSIDERATION") by wire transfer or certified cheque to the Vendor and, subject to Section 2.6, by way of issue by Purchaser to the Vendor of 3,700,000 subordinate voting shares (the "SHARE CONSIDERATION") of Purchaser (the "PURCHASER SHARES"). If, prior to the Closing, there is any stock dividend, stock split or other change in the character or amount of the outstanding shares of Purchaser, then in such event any and all new, substituted or additional securities to which the Vendor would have been entitled by reason of their ownership of the Opco Shares had the Closing occurred prior to such event shall be considered Opco Shares for purposes of this Agreement and the consideration to be received by the Vendor shall be amended accordingly.

         The Share Consideration shall be payable as follows: (i) 2,000,000 Opco Shares shall be delivered at Closing to the Vendor and (ii) 1,700,000 shall be subject to the terms of a Lock-Up Agreement (as defined herein), including an amount of 283,325 Purchaser Shares to be placed into escrow in accordance with terms of the Escrow Agreement. The Lock-Up Agreement shall provide for, among others, covenants by the Vendor not to sell, transfer or assign the Opco Shares during the period they are subject to the Lock-Up Agreement. The Lock-Up Agreement shall also provide for the release of the Opco Shares in equal tranches every six months during the three-year period of the Lock-Up Agreement.

2.3 CLOSING. The Closing of the purchase and sale of the Opco Shares shall take place on the third business day after satisfaction or waiver (subject to applicable law) of the conditions set forth in ARTICLE 8 hereof (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the satisfaction or waiver of those conditions) at the offices of Fasken Martineau DuMoulin LLP, Tour de la Bourse, 800 Place Victoria, Montreal, Quebec, or on such other date as the parties may agree in writing, but no later than March 30, 2001. The date of the Closing is hereinafter referred to as the "CLOSING DATE". The Purchaser shall send a notice to Vendor Parties as to the satisfaction or waiver of the conditions set forth in ARTICLE 8 at least three business days prior to proposed Closing.

2.4 CLOSING DELIVERIES. At the Closing, the parties shall deliver or shall cause to be delivered such items as are required to be delivered by them in accordance with the terms of this Agreement, including the following:

         (a)      The Purchaser shall deliver to Vendor, subject to Section 2.6
                  (1) share certificates representing the Purchaser Shares registered in the Vendor's name (2) the Cash Consideration by way of certified cheque or wire transfer, and (3) all documents, instruments and writings required to have been delivered at or prior to the Closing Date by the Purchaser pursuant to this Agreement;

         (b) The Vendor shall deliver to the Purchaser (1) certificates representing the Opco Shares endorsed in blank or together with a power of attorney or on such form as to permit the transfer of the Opco Shares, and (2) all other documents, instruments and writings required to have been delivered at or prior to the Closing Date by the Vendor pursuant to this Agreement; and

         (c) The Vendor and Opco shall deliver or cause to be delivered to the Purchaser all other documents, instruments and writings required to have been delivered at or prior to the Closing Date by Opco pursuant to this Agreement.

2.5 ROLLOVER. After the Closing, the Purchaser, the Vendor and the Newcos shall, within the prescribed time periods, separately execute and deliver joint elections in the prescribed forms to have the provisions of Section 85 of the INCOME TAX ACT (Canada) and any other relevant provisions thereof and the provisions of Section 518 of the TAXATION ACT (Quebec) and any other relevant provisions thereof apply to the sale and transfer of all the Opco Shares to the Purchaser.

         For the purposes of such elections:

         (a) the parties shall elect each of the Vendor's and the Newco's adjusted cost base of the Opco Shares for tax purposes as the Vendor's and the Newco's proceeds of disposition and the Purchaser's cost of acquisition of the Opco Shares for each of the Vendor and the Newcos that have not sold by February 22, 2002 all the Purchaser Shares received as consideration for the Opco Shares purchased pursuant to this Agreement;

         (b) for each of the Vendor and the Newcos that have sold prior to February 22, 2002 all the Purchaser Shares received as consideration for the Opco Shares purchased pursuant to this Agreement, the parties shall elect the fair market value of the Opco Shares at the Closing Date as the Vendor's or, as applicable, each Newco's proceeds of disposition and the Purchaser's cost of acquisition of the Opco Shares.

2.6 ESCROW ARRANGEMENTS. Simultaneously with the Closing, an aggregate 283,325 Purchaser Shares of the Share Consideration will be delivered to the Escrow Agent (as such term is defined in the Escrow Agreement attached hereto as Schedule 2.6 (the "ESCROW AGREEMENT") in order to ensure indemnification by the Vendor Parties in accordance with this Agreement. Such shares of Purchaser shall constitute an escrow fund (the "ESCROW FUND") to be governed by the terms set forth in the Escrow Agreement. The Escrow Fund shall terminate in accordance with the terms of the Escrow Agreement. The provisions of the Escrow Agreement shall govern in the event of any conflict between the Escrow Agreement and this Section 2.6. The Vendor may withdraw Opco Shares (the "WITHDRAWN SHARES") and substitute cash in lieu thereof at any time, provided that the amount deposited in substitution for the Withdrawn Shares is equal to the Closing Price of the Opco Shares on The Toronto Stock Exchange on the date prior to such withdrawal.

                                   ARTICLE 3

          REPRESENTATIONS AND WARRANTIES OF THE VENDOR AND JOHN KENNEDY
                       AND GLENN HARVEY (THE "GUARANTORS")
                   ON A JOINT AND SEVERAL BASIS REGARDING OPCO

In order to induce the Purchaser to enter into this Agreement, the Vendor and the Guarantors, on a joint and several basis, represent and warrant to Purchaser the matters set forth below, which shall be true on the date of execution hereof and on the Closing Date. Disclosure of any information in one schedule shall be deemed to be disclosed in other schedules to the extent that such disclosure is consistent in subject matter and the context of such other schedule.

3.1 ORGANISATION AND AUTHORITY RELATIVE TO THIS AGREEMENT. Opco is a corporation duly organised and validly existing under the laws of Ontario. Opco has the requisite corporate power and authority (i) to carry on the Business as currently conducted, and (ii) to own and use the properties owned and used by it. Opco is duly qualified to do business and is in good standing in each jurisdiction where the nature of its business or the ownership or leasing of its properties makes such qualification necessary and where the failure to be so qualified would not have a Material Adverse Effect on Opco. Opco is not in violation of any of the provisions of its articles, bylaws or other organisational documents or laws applicable to it.

3.2      SUBSIDIARIES.  Opco has no Subsidiaries.

3.3 OWNERSHIP OF OPCO SHARES. The Vendor has the right, power and authority to sell, transfer, assign and deliver the Opco Shares being sold by the Vendor hereunder. Immediately prior to the delivery of the Opco Shares, the Vendor will be the sole registered and beneficial owner of the Opco Shares and had good and valid title to such Opco Shares, free and clear of all Encumbrances and restrictions on transfer other than those in the articles of Opco and which shall have been complied with at Closing. There are no outstanding options, warrants, convertible securities, calls, rights, commitments, preemptive rights or agreements or instruments or understandings of any character to which the Vendor is a party, obligating the Vendor to deliver or sell, or cause to be delivered or sold, contingently or otherwise, such Opco Shares. There are no voting trust agreements or other contracts, agreements, arrangements, commitments, plans or understandings to which the Vendor is a party restricting or otherwise relating to voting, dividend or other rights with respect to the Opco Shares.

3.4 CAPITALISATION AND RECORDS. The Vendor is the registered and beneficial owner of 49 common shares of Opco, representing 100% of the issued and outstanding share capital of Opco. As a result of the Prior Corporate Transactions, the issued and outstanding share capital of Opco will be held as set forth in Schedule 3.4 on the Closing Date. The outstanding shares of Opco are duly and validly authorised and issued as fully paid and non-assessable and are owned of record by Vendor as set forth on
         Schedule 3.4 and represent 100% of the issued and outstanding share capital of Opco. Other than outstanding options to purchase shares of Opco granted to employees, directors and/or consultants, as set forth in Schedule 3.4, of which none shall be outstanding as at the Closing, Opco does not have outstanding any options, warrants or other rights to acquire, directly or indirectly, capital stock from Opco, and Opco does not have any obligation to repurchase or redeem any capital stock of Opco. Opco is not party to any agreement, and, to the Vendor Parties' Knowledge, there is no agreement between any Persons, which grants any rights of first refusal or preemptive rights or relates to the voting or giving of written consents with respect to any security of Opco.

         The corporate records and minute books of Opco contain complete and accurate minutes in all material respects of all meetings of the directors and any committees thereof and shareholders, and all written consents in lieu of meetings, of Opco held since its date of incorporation, all such meetings were duly called and held, all such written consents in lieu of meeting were duly executed and the share certificate books, registers of shareholders, registers of transfers and registers of the directors of Opco are complete and accurate in all material respects.

3.5 NON-CONTRAVENTION. Subject to any regulatory approval under applicable securities laws and regulations, including those of any stock exchanges and of any other Governmental Authority, the execution and delivery of this Agreement does not, and the consummation of the transactions contemplated by this Agreement and compliance with the provisions of this Agreement will not, conflict with, or result in any violation of or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or to loss of a material benefit under, or result in the creation of any Encumbrance upon any of the properties or assets of Opco pursuant to, any provision of (i) the articles or By-laws of Opco,
         (ii) except as disclosed in Schedule 3.6, any loan or credit agreement, note, bond, mortgage, indenture, lease or other agreement, instrument, Permit, concession, franchise or license applicable to Opco or its properties or assets or (iii) subject to the governmental filings and other matters referred to in Section 3.6 below, any statute, law, rule, regulation, judgment, order or decree applicable to Opco or its properties or assets.

3.6 CONSENTS AND APPROVALS. No consent, approval, order or authorisation of, or registration, declaration or filing with, any Governmental Authority, is required by or with respect to Opco in connection with the execution and delivery of this Agreement by the Vendor Parties or the consummation by them of the transactions contemplated by this Agreement, except for (i) such filings, consents, approvals, orders, registrations and declarations as may be required under the laws of any foreign country in which Opco conducts any business or owns any assets and (ii) such other consents, approvals, orders, authorisations, registrations, declarations and filings the failure of which to be obtained or made would not, individually or in the aggregate, reasonably be expected to have an Opco Material Adverse Effect or prevent or materially delay the consummation of any of the transactions contemplated by this Agreement. The consents and approvals required are set forth in Schedule 3.6 hereof.

3.7 LITIGATION; PROCEEDINGS. There is no action, suit or proceeding, governmental or otherwise, pending or, to the Vendor Parties Knowledge, threatened against Opco or any of its properties or business. There is no judgment, decree, injunction, rule or order of any Governmental Authority threatened or outstanding against Opco having, or which, insofar as reasonably can be foreseen, in the future would question the validity of this Agreement or the consummation of the transactions contemplated hereby.

3.8 FINANCIAL STATEMENTS. The Vendor has delivered to the Purchaser (i) complete and correct copies of Opco's audited balance sheets as of October 31, 2000, October 31, 1999 and October 1998 and the related statements of operations, shareholders' equity and cash flows (together with the auditors' report thereon) for the years then ended together with notes to such financial statements (the "AUDITED FINANCIAL STATEMENTS"), and (ii) complete and correct copies of Opco's unaudited balance sheet as at month-end and the related statements of operations, shareholders' equity and cash flows for each month period following October 31, 2000, up to and including January 31, 2001 (the "INTERIM FINANCIAL STATEMENTS"). The Audited Financial Statements, and Interim Financial Statements are herein collectively referred to as the "FINANCIAL STATEMENTS". The Financial Statements are in accordance with the books and records of Opco and have been prepared in accordance with GAAP consistently applied throughout the periods covered thereby. In addition, such Financial Statements contain written discussion of the material variations in the accounting principles, practices and methods used in preparing the Financial Statements from the principles, practices and methods accepted in Canada and in the United States ("U.S. GAAP"). Each material variation is described and reconciled to U.S. GAAP, as required by the Securities and Exchange Commission (U.S.) and the Canadian securities authorities. The balance sheets included in the Financial Statements present fairly in all material respects as of their respective dates the financial condition of Opco (subject, in the case of Interim Financial Statements, to normal, recurring year-end adjustments that may be required upon audit). All material liabilities and obligations, whether absolute, accrued or contingent, whether direct or indirect, and whether due or to become due, which existed at the date of such Financial Statements have been disclosed in the balance sheets included in the Financial Statements or in notes to the Financial Statements to the extent such liabilities were required, under GAAP, to be so disclosed. The statements of operations, shareholders' equity and cash flows included in the Financial Statements present fairly in all material respects the results of operations, shareholders' equity and cash flows of Opco for the periods indicated (subject, in the case of Interim Financial Statements, to normal, recurring year-end adjustments that may be required upon audit), and the notes included in the Financial Statements present fairly in all material respects the information purported to be shown thereby. The Financial Statements are attached hereto as Schedule 3.8. No information has become available to Opco that would render the Financial Statements materially and adversely incomplete or inaccurate.

3.9 ABSENCE OF UNDISCLOSED LIABILITIES. Opco is not now subject to any material liabilities or obligations, direct or indirect, absolute or, to the Vendor Parties' Knowledge, contingent, other than the liabilities or obligations set forth in the Financial Statements and
         Schedule 3.9, and those arising since the date of the Financial Statements in the ordinary course of business, none of which is materially adverse to Opco and all of which in the aggregate are not materially adverse to Opco. To the Vendor Parties' Knowledge, there are no facts or circumstances which might reasonably serve as the basis for, or give rise to, any material liabilities or obligations on the part of Opco other than liabilities or obligations disclosed in the Financial Statements and Schedule 3.9, or arising thereafter in the ordinary course of business (none of which is materially adverse to Opco).

3.10 ABSENCE OF CERTAIN CHANGES OR EVENTS. Since October 31, 2000, Opco has conducted its business only in the ordinary course and has used its best efforts to preserve its business and assets and (a) there has not occurred any event or change that had, or would reasonably be expected to have, individually or in the aggregate, an Opco Material Adverse Effect and (b) there has not been any change in the accounting principles, policies, practices or procedures of Opco or their application to Opco and (c) Opco has not taken any action that would have been prohibited (without the Purchaser's consent) under Section
         7.1 hereof.

3.11 COMPLIANCE WITH LAWS. Opco is in compliance in all material respects with all applicable Laws applicable to it and its businesses or operations. Opco has in effect all Permits necessary for it to own, lease or operate its properties and assets and to carry on its business as now conducted, and there has occurred no default under any such Permit.

3.12     TAXES.

         (a) Save and except as set forth in Schedule 3.12(a) or the Financial Statements, Opco has paid all Taxes due and payable or has made adequate provision in the Financial Statements for any Taxes due and unpaid at the date of the Financial Statements or for the payment of any Tax installments due in respect of the current taxation year of Opco. Except to the extent reflected or reserved against in the Financial Statements, Opco is not liable for any Taxes. No Canadian, foreign, federal and provincial income tax assessments or reassessments have been received by Opco. There are no notices of objection or appeals outstanding with respect to any assessment, reassessment or determination of Opco, by any tax Authority. There are no actions, suits, audits, investigations, claims or other proceedings pending or, to the Vendor Parties' Knowledge, threatened against Opco, in respect of any Taxes and there are no facts or circumstances known to the Vendor Parties, or acts, omissions, events, transactions or series of transactions (including the entering into of this Agreement or the consummation of the transactions contemplated hereby) occurring wholly or partly on or before the Closing, which could give rise to any such actions, suits, proceedings, investigations or claims. There are no agreements, waivers or other arrangements providing for an extension of time with respect to the filing of any Tax return or the payment of any Taxes by Opco.

         (b) Opco has, or will have prior to the Closing Date, filed all Tax returns, information returns, elections or designations in respect of any Taxes required to be filed by it in respect of any Tax legislation as of the date of this Agreement. To the Vendor Parties Knowledge, no such filing has contained any material misstatement or omitted any statement of any material fact that should have been included therein. Except as set forth in Schedule 3.12(b), Opco has never been required to file any Tax returns, information returns, or designations in any jurisdiction outside Canada. True copies of all such returns have been provided to Purchaser.

         (c) Opco has withheld and remitted to the proper Authority or, where permitted by law, provided security for, on a timely basis and in a form required under the appropriate Tax legislation, all amounts in respect of all Taxes, including Canadian Pension Plan contributions and Employment Insurance premiums and any other deductions required to be withheld and remitted by it. Opco has charged, collected and remitted on a timely basis all Taxes required by law on any sale, supply or delivery made by Opco.

         (d) There is no deductible outlay or expense owing by Opco to a Person with whom it was not dealing at arm's length at the time the outlay or expense was incurred which is unpaid and which will be included in the income of Opco for any taxation year ending on or after the Closing Date.

         (e) Opco has not, either directly or indirectly, transferred property or assets to or acquired property or assets from a Person with which it was not dealing at Arm's length for consideration other than consideration equal to the fair market value of the property or assets at the time of the disposition or acquisition thereof (unless pursuant to and in accordance with a so called rollover provision of the Tax
                  Act), except for transfers that are not material in amount.

         (f) There are no Encumbrances for Taxes upon any of the assets of Opco.

         (g) All research and development tax credits which have duly arisen out of the activities of Opco have been claimed for the period up to October 31, 2000 and to the Vendors Parties' knowledge, none have been or will be reduced or refused by the appropriate tax Authority.

         (h) The Vendor is not a non-resident of Canada, as defined in the Tax Act. Opco is a Canadian-controlled private corporation, as defined in the Tax Act, and has been one since February 28, 1984. Opco is a registrant for the purposes of the goods and services tax provided for under the EXCISE TAX ACT and its registration number is 10158 7582 RT001.

3.13 INTELLECTUAL PROPERTY. Schedule 3.13 lists all Intellectual Property Rights that are currently used in the Business of Opco and which are material to the Business of Opco (collectively, the "OPCO INTELLECTUAL PROPERTY"). Opco owns, or is licensed or otherwise possesses valid rights to use, the Opco Intellectual Property, to enable it to operate its Business, and Opco has not granted any licence, permit or right to use the Opco Intellectual Property other than as listed in Schedule
         3.13. The Opco Intellectual

         Property are held by Opco and all rights thereto have been assigned to Opco by all developers who had been involved in the creation or development of such Opco Intellectual Property. Neither the Vendor Parties nor Opco has knowledge of any material infringement of, material passing-off related to, or other material interference with the Opco Intellectual Property by third parties or any claim by any Person that any of the Opco Intellectual Property are, or may be, invalid or unenforceable. Opco is not a party to any claim, or subject to any liability, contingent or otherwise, for trademark, trade name, industrial design, patent or copyright infringements as to any product manufactured, produced, used or sold by Opco either as plaintiff or as defendant or any other claim or liability relating to Opco Intellectual Property owned or licensed by Opco. To the Vendor Parties' Knowledge, Opco has not infringed or misappropriated the rights of third parties with respect to the Opco Intellectual Property. All rights or fees due and payable to maintain the validity or existence of the Opco Intellectual Property have been duly paid. To the Vendor Parties' Knowledge, there are no facts or circumstances (including past or current disclosure) that could affect or result in the cancellation of any rights in respect of such Opco Intellectual Property, including pending patents in any jurisdiction. There has been continuous use of the trademarks which are included in the Opco Intellectual Property. Neither the Vendor nor Opco has knowledge of any facts or circumstances, situation or problems, of any nature that could interfere with the development, the manufacture, the marketing or the sale of the products or services of Opco in the operation of its Business.

3.14 TITLE AND CONDITION OF PROPERTIES. Except for the encumbrances described in Schedule 1.1(fff), the Company has: (a) good and marketable title to all assets recorded on Opco's balance sheet as of December 31, 2000, free and clear of all Encumbrances, except for (i) assets no longer used or useful in the conduct of the Business or disposed of in the ordinary course of business since such date, (ii) Encumbrances disclosed in the Financial Statements, (iii) Encumbrances or imperfections of title which are not, individually or in the aggregate, material in character, amount or extent and which do not materially detract from the value or materially interfere with the present or presently contemplated use of the assets subject thereto or affected thereby, and (iv) Encumbrances for current Taxes not yet due and payable and (b) a valid leasehold or other interest in all other assets used by it in its Business. All of the machinery, equipment and other tangible personal property and assets owned or used by Opco are in good condition and repair, except for ordinary wear and tear not caused by neglect, and are fit for their present use and usable in the ordinary course of Business. Opco owns no real property.

3.15 INVENTORIES. As of the Closing Date, the Inventories at Closing Date will consist of items of a quantity usable or saleable in the normal course of the Business. Except for the Inventories described on
         Schedule 3.15 hereto, the value of obsolete materials and of materials of below standard quality will have been written down to net realizable value, or adequate reserves have been provided, all in accordance with GAAP. The inventory level of the Business has been maintained at the level required for the operation of the Business as currently conducted and such level is adequate thereto.

3.16     CONTRACTS AND AGREEMENTS.  Schedule 3.16 contains a list of:

         (a) each contract, agreement or commitment of Opco which requires total payments to or by Opco of at least $50,000 annually other than Accounts Receivable or Accounts Payable occurring in the ordinary course of business;

         (b) each contract, agreement or commitment of Opco which has a remaining term longer than one hundred and eighty (180) days, which requires total payments to or by the Company of at least $100,000 during the remaining term and which is not terminable by Opco on thirty (30) or fewer days' notice without penalty;

         (c) each contract, agreement or commitment to which Opco is a party or by which any of its assets are bound relating to indebtedness for borrowed money, including capital leases, security agreements relating thereto and any amendment or waiver thereof;

         (d)      each lease of real property by Opco;

         (e) any collective bargaining agreement, union agreement, employment agreement, consulting agreement, management service agreement or any other similar type of contract or agreement to which Opco is a party;

         (f) any consent, decree and other judgment, decree or order, settlement agreement or other agreement limiting the freedom of Opco to compete in any line of Business or with any Person in any geographical areas;

         (g) any joint venture agreement or other contract, agreement or commitment to which Opco is a party involving a sharing of profits or expenses; and

         (h) any outstanding loan or advance by Opco to, or investment by Opco in, any Person, or any agreement, contract, commitment or understanding relating to the making of any such loan, advance or investment (excluding trade receivables).

         All of the contracts, agreements, leases, licenses, plans, arrangements, commitments and documents listed in Schedule 3.16 (collectively, the "OPCO CONTRACTS") are valid obligations of Opco and, to the Vendor Parties' Knowledge, are binding and in full force and effect in accordance with their terms and conditions on all parties thereto. To the Vendor Parties' Knowledge, there is no existing default thereunder or breach thereof by Opco or by any other party to an Opco Contract, or any conditions which, with the passage of time or the giving of notice or both, might reasonably constitute such a default by Opco or by any other party to an Opco Contract, and none of the Opco Contracts will be breached by or give any other party a right of termination as a result of the transactions contemplated by this Agreement. There are no pending or, to the Vendor Parties' Knowledge, threatened disputes with respect to the Opco Contracts. None of the Material Clients has indicated or expressed an intent or desire to terminate its relationship with or reduce the level of business it conducts with Opco, nor do the Vendor Parties' have any reason to believe that any such client intends to terminate its relationship with Opco or reduce the level of business it conducts with Opco, whether as a result of the consummation of the transactions set forth in this Agreement or for any other reason.

         Opco, pursuant to any contract, agreement, franchise, licence or permit, does not hold, possess, use or have access to, or have the right to hold, possess, use or have access to, any property or right of any nature belonging to any other person upon which the conduct of the business of Opco as it is being customarily conducted is dependent. Other than as disclosed in Schedule 3.16, Opco is not bound by any contract or agreement purporting to materially constrain or limit Opco in the conduct of its business or affairs. Opco is not bound by any non-competition, affirmative or restrictive covenant limiting the nature of the business that any such corporation can carry on, or the time or territory in which the business of Opco can be operated. Opco knows of no bid or contract proposal made by Opco that, if accepted and entered into, might result in a material loss to Opco. To the Vendor Parties' Knowledge, neither Opco nor any of the Vendor Parties, officers, directors or employees, on behalf of Opco, has ever offered or given a bribe (whether of money or property or any other benefit) to any official of a Governmental Entity or committed any other offence pursuant to the laws of Canada in attempting to secure or securing an Opco Contract.

3.17 NON-ARM'S LENGTH TRANSACTIONS. Since October 31, 2000 and except as disclosed in Schedule 3.17 or in the Financial Statements, no payments have been made or authorized by Opco to, and Opco has not entered into any transactions with, its officers, directors, shareholders or employees, any of the Associates or Affiliates of such Persons, except to employees in the ordinary course of business and at the regular rates of salary or remuneration, including bonuses payable to such Persons.

3.18 INSURANCE. Schedule 3.18 sets forth a list of all policies of fire, extended coverage, liability, directors and officers and all other kinds of insurance held by Opco in connection with the conduct of the Business and its operations (other than policies relating to Employee Benefit Plans). Such policies are in full force and effect and Opco is not in default with respect to its obligations under any of such insurance policies. Opco maintains the type and amount of insurance which Opco believes is adequate in coverage and amount to insure fully against the risks to which Opco and its employees, directors, business, properties and other assets would reasonably be expected to be exposed in the operation of their respective business and as customarily carried and insured against by owners of comparable businesses.

3.19     EMPLOYMENT MATTERS.

         (a) Schedule 3.19 sets forth the names, date of hire, position, rate of compensation and vacation pay or rate they are expected to receive (and the portions thereof attributable to salary and bonuses, respectively), amounts payable to former employees, and location of all current officers, employees and consultants of Opco for the year ended October 31, 2000 and during the year ending October 31, 2000.

         (b) No key employee or group of employees has given notice to terminate or has any plans to terminate employment with Opco. Opco has not experienced any strikes, grievances, claims of unfair labour practices or other labour disputes.

         (c) The Vendor Parties have no Knowledge of any organisational effort made or threatened, either currently or within the past two years, by or on behalf of any labour union with respect to employees of Opco.

         (d) The employees of Opco are not unionized and there is no collective bargaining agreement relating to Opco, or its employees.

         (e) All salaries, commissions, bonuses, other payments and repayments and payment of expenses and generally all sums due to all employees of Opco have been duly and fully paid or a provision has been duly made in respect thereof. Opco is not liable for any notice of termination, severance pay or other payments to any Employee or former employee arising from the termination of employment, nor in respect of any right of reinstatement.

         (f) Opco has at all times, up to and including the Closing Date, complied with all Canada Pension Plan and unemployment insurance contributions. Opco is up to date in the payment of their contributions relating to health and security in the workplace (workmen's compensation), and the various organisations dealing with retirement and unemployment and, more generally, with all other contributions, instalments and/or payments connected therewith and any applicable default interest. Opco is not a party to or otherwise bound by, any consent decree with, a citation by, any Governmental Authority relating to Employees or employment practices, wages, hours and terms and conditions of employment. As of the date hereof, no claim, investigation or dispute exists with any such organisation that has not been fully resolved.

         (g) Opco has complied with all of its obligations under applicable "pay equity" legislation and is not required to and has not filed or published any "pay equity" with any governmental or regulatory authorities or with its employees.

3.20     EMPLOYEE BENEFITS.

         (a) Schedule 3.20 contains a complete and accurate list of all Employee Benefit Plans maintained, or contributed to, by Opco. Complete and accurate copies of (i) all Employee Benefit Plans and amendments thereto and (ii) all related trust agreements, insurance contracts and summary plan descriptions have been provided to the Purchaser. Each Employee Benefit Plan has been administered in accordance with its terms, and Opco and the Employee Benefit Plans are in compliance with the current applicable laws, in all material respects.

         (b) There are no claims (except claims for benefits payable in the normal operation of the Employee Benefit Plans), suits or proceedings against or involving any Employee Benefit Plan, or, to the Vendor Parties' Knowledge, investigations by any Governmental Authority.

         (c) With respect to each Employee Benefit Plan contributed to, or maintained by Opco, (a) all payments due from Opco have been made when due and all amounts properly accrued as liabilities of Opco which have not been paid have been properly recorded on the books of Opco and, as of the most recent valuation date, the fair value of the assets of each Employee Benefit Plan equals or exceeds the liabilities of such Employee Benefit Plan on a termination basis (i.e. on an accumulated benefit obligation basis) and on an ongoing basis (i.e. on a projected benefit obligation basis) based on the assumptions used to fund such Employee Benefit Plan, which assumptions are reasonable.

         (d) There are no non-current unfunded obligations under any Employee Benefit Plan, providing benefits after termination of employment to any employee of Opco (or to any beneficiary of any such employee), including but not limited to retiree health coverage and deferred compensation, but excluding continuation of health coverage required to be continued under applicable law and obligations.

         (e) The execution and delivery of this Agreement, and the performance of the transactions contemplated hereby, will not constitute an event under any Employee Benefit Plan that would reasonably be expected to result in any payment (whether of severance pay or otherwise), acceleration of, forgiveness of indebtedness owing from, vesting of, or increase in any benefits with respect to any current or former employee of Opco.

         (f) There is no announced plan or legally binding commitment to create any additional Employee Benefit Plans or to amend or modify any existing Employee Benefit Plan, except as required by existing law.

         (g) Opco does not maintain a Pension Plan in favour of its Employees.

3.21 BOOKS AND RECORDS. All Books and Records material to the operation of the Business have been delivered or made available to the Purchaser. Such Books and Records fairly and correctly set out and disclose in all material respects the financial position of Opco and all material financial transactions relating to its Business have been accurately recorded in such Books and Records. All transactions involving Opco have been accurately recorded in such Books and Records. All vacation pay, bonuses, commissions and other emoluments relating to each of the employees of Opco have been accrued (on a basis consistent with prior practice) to date in such books.

3.22 NO JOINT VENTURE INTERESTS, ETC.: Except as disclosed in Schedule 3.22, Opco is not a partner, beneficiary, trustee, co-tenant, joint-venturer or otherwise a participant in any partnership, trust, joint venture, co-tenancy or similar jointly owned business undertaking and Opco has no significant investment interests in any business owned or controlled by any third party.

3.23 RESERVES AND ACCRUALS. The reserves and Accrued Liabilities disclosed on or reflected in the Financial Statements are sufficient in all material respects to provide for the liabilities in respect of which they have been established.

3.24 ARTICLES AND BY-LAWS. The articles and by-laws of Opco, including any and all amendments have been delivered or made available to the Purchaser and such articles and by-laws as so amended are in full force and effect and no amendments are being made to same.

3.25 THIRD PARTY CONSENTS. Schedule 3.25 sets out a complete list of all notifications, approvals and consents required to be obtained by Opco in connection with the execution, delivery and performance of this Agreement or any other documents and agreements to be delivered under this Agreement.

3.26 BANK ACCOUNTS, ETC. Schedule 3.26 sets forth a complete list of every financial institution in which Opco maintains any depository account, trust account or safety deposit box and the names of all persons authorized to draw on or who have access to such accounts or safety deposit box as well as a complete list and brief description of any powers of attorney currently in force and given by Opco.

3.27 ABSENCE OF GUARANTEES. Except as disclosed in Schedule 3.27, Opco has not given or agreed to give, nor is it a party to or bound by, any guarantee or indemnity in respect of indebtedness, or other obligations, of any Person, or any other commitment by which Opco is, or is contingently, liable for such indebtedness or other obligations.

3.28 COLLECTIBILITY OF ACCOUNTS RECEIVABLE. The Accounts Receivable reflected in the Financial Statements and all Accounts Receivable arising thereafter up to and until the date hereof have arisen from bona fide transactions in the ordinary course of the Business. Schedule
         3.28 includes a true and complete schedule of the Accounts Receivable of Opco as at Closing Date including the aging thereof and any allowances made for doubtful accounts and any claims of set-off in connection therewith. Except as disclosed in Schedule 3.28, since October 31, 2000, Opco has not increased the allowance for doubtful accounts. The Accounts Receivable as shown in the Closing Balance Sheet shall be collectible in full in 90 days, other than those Accounts Receivable which are doubtful accounts and in respect of which an adequate allowance has been made and are not subject to any set-off or counter-claim.

3.29 NO BROKER. The Vendor Parties have carried on all negotiations relating to this Agreement and the transactions contemplated in this Agreement directly and without intervention on their behalf of any other party in such manner so as to give rise to any valid claim for a brokerage commission, finder's fee or other like payment against the Purchaser or Opco.

3.30 NO BANKRUPTCY/INSOLVENCY. Opco is not insolvent, has not committed an act of bankruptcy, has not proposed a compromise or arrangement to its creditors generally, has not had any petition for a receiving order in bankruptcy filed against it, has not taken any proceeding with respect to a compromise or arrangement, has not taken any proceeding to have itself declared bankrupt or wound-up, has not taken any proceeding to have a receiver appointed on any part of its assets, has not had any encumbrancer take possession of any of its property, nor has it had any execution or distress become enforceable or become levied upon any of its property.

3.31 SOLICITATION OF EMPLOYEES. Neither Opco nor Vendor has entered into any agreement or made any arrangements with any of the Employees of Opco which would have the effect of depriving the Purchaser or Opco of the continued services of any such employees following the Closing.

3.32 FORWARD COMMITMENTS. All forward commitments by or to Opco for inventories, supplies or services for use in connection with the Business (whether or not there are any contracts in writing with respect thereto) which are in existence as of the date of this Agreement have been entered into by it in the ordinary course of business and upon terms and conditions consistent with the Opco's usual past practices.

3.33     ENVIRONMENTAL.

         (a) Opco and its Business are currently in compliance, in all material respects, with all Environmental Laws. Further, Opco has not received any notice of non-compliance which has not been fully complied with or satisfied.

         (b) There are no Permits required under Environmental Laws for the operation of the Business as it is presently being conducted.

         (c) Opco has not received a notice that has not been fully resolved that Opco is a party potentially responsible to commence clean-up or remedial action or to prepare studies, action plans or clean-up strategies in respect to the environmental condition of its Business facilities or properties. Opco has not received any request for information in connection with any inquiry or investigation by any Authority concerning environmental matters that had not been fully resolved.

3.34 CLIENT RELATIONS. There has not been any Material Adverse Change in relations with clients or suppliers of the Business since October 31, 2000 and, to Vendor Parties' Knowledge, no such change is anticipated including, without limitation, as a result of the transactions contemplated herein. Opco has not had a significant problem in obtaining in a timely manner and at reasonable cost any and all services used or to be used in the Business, nor do the Vendor Parties have any reason to believe Opco will have any significant problem in obtaining such services in the future. Opco has not received written notice of intent to terminate any Opco Contracts or agreements for the purchase of the products or services of Opco, nor do they have actual knowledge without enquiry of any circumstances which are likely to result in the five largest customers of Opco (based upon sales in the fiscal year ending October 31, 2000), materially decreasing their purchases of products or services during the 12 months immediately after the Closing.

3.35 DISTRIBUTIONS. Except as disclosed in Schedule 3.35 and as permitted under this Agreement, no directors fees and no dividends or other distributions (in cash or other property) on any of the Shares of Opco have been authorized, declared, paid or proposed since October 31, 2000.

3.36 COMPUTER SYSTEMS. To the Vendor Parties' Knowledge, the computer systems of Opco, including but not limited to, mainframes, mini-computers, personal computers and special purpose systems are fully operational and have adequate documentation describing, among other things, the operation of the hardware, required maintenance, daily/weekly/monthly/quarterly/annual "run books" or other operational procedures, all operating systems, applications and utilities. The documentation matches the implementation of the hardware and software in use as of the date thereof. To the best of its knowledge, Opco is in material compliance with all legal obligations with respect to all software used by it and has license to use all software currently used by it which it does not own. Further, Opco has a copy of all source codes, fully annotated, for all custom software and all other software not generally available to the public, used by Opco in connection with the Business.

3.37     SECURITIES MATTERS.

         (a) Vendor alone, or through its personal representative, has such knowledge and experience in financial and business matters and such experience in evaluating and investing in companies such as the Purchaser as to be capable of evaluating the merits and risks of an investment in the Purchaser Shares. Vendor has the financial ability to bear the economic risk of its investment in the Purchaser Shares being acquired hereunder, has adequate means for providing for its current needs and contingencies and has no need for liquidity with respect to its investment in the Purchaser Shares.

         (b) Vendor is acquiring the Purchaser Shares for its own account, for investment purposes only, and not with the view to, or for resale in connection with, any distribution thereof except in compliance with applicable securities laws. Vendor understands that the Purchaser Shares have not been registered under the UNITED STATES SECURITIES ACT OF 1933, as amended (the "SECURITIES ACT") or under the securities laws of various states, by reason of a specified exemption from the registration or prospectus provisions thereunder which depends upon, among other things, the bona fide nature of the Vendor's investment intent as expressed herein. Vendor acknowledges that its representations and warranties contained herein are being relied upon by the Purchaser as a basis for the exemption of the issuance of the Purchaser Shares hereunder from the registration requirements of the Securities Act.

         (c) Vendor acknowledges that the Purchaser Shares must be held indefinitely unless they are subsequently registered under the Securities Act or unless an exemption is available under the Securities Act, Vendor has been advised or is aware of: (A) the provisions of Rule 144 promulgated under the Securities Act which permits limited resale of the securities purchased in a private placement subject to the satisfaction of certain conditions including, among other things, the availability of certain current public information about Purchaser and compliance with applicable requirements regarding the holding period and the amount of securities to be sold and the manner of sale and (B) Regulation S promulgated under the Securities Act or other applicable legislation which permits resale of the purchased securities in the United States or Canada subject to certain restrictions. Vendor understands that only the Purchaser can take action to register the Purchaser Shares.

         (d) Vendor acknowledges that the Purchaser Shares must also be held in accordance with applicable securities laws in Canada and the Vendor undertakes not to sell, transfer or assign the Purchaser Shares in contravention of the applicable laws in force in Canada.

         (e) Vendor has, among other things, carefully reviewed each Canadian Document provided to it prior to the date hereof, and will carefully review each Canadian Document (as defined in this Agreement) provided to it between the date hereof and the Closing Date. Vendor acknowledges that in connection with the transactions contemplated hereby, neither Purchaser nor anyone acting on its behalf or any other person has made, and such Vendor is not relying upon, any representations, statements or projections concerning Purchaser, its present or projected results of operations, financial condition, prospects, present or future plans, acquisition plans, products and services, or the value of the Purchaser Shares, Purchaser's business or any other matter in relation to Purchaser's business or affairs, except as otherwise set forth in ARTICLE 5 hereof and as disclosed in this Agreement and the Canadian Documents. Vendor or its representative has had an opportunity to discuss Purchaser's business, management, financial affairs and acquisition plans with its management, to review Purchaser's facilities, and to obtain such additional information concerning the Vendor's investment in the Purchaser Shares in order for such Shareholder to evaluate its merits and risks, and the Vendor has determined that the Purchaser Shares are a suitable investment for such Vendor and that at this time such Vendor could bear a complete loss of his or her investment.

         (f) Vendor is aware that no US or Canada federal, state, provincial or other agency has passed upon or made any finding or determination concerning the fairness of the transactions contemplated by this Agreement or the adequacy of the disclosure of the exhibits and schedules hereto or thereto and such Vendor must forego the security, if any, that such a review would provide.

         (g) Vendor understands that all certificates for the Purchaser Shares issued to Vendor shall bear a legend in substantially the following form:

                           "THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED, OR QUALIFIED UNDER ANY STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED, SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF WITHOUT SUCH REGISTRATION OR THE DELIVERY TO THE ISSUER OF AN OPINION OF COUNSEL, OR SUCH OTHER DOCUMENTATION REASONABLY SATISFACTORY TO THE ISSUER, THAT SUCH DISPOSITION WILL NOT REQUIRE REGISTRATION OF SUCH SECURITIES UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS."

3.38 CAPITAL EXPENDITURES. Except as disclosed in Schedule 3.38, no capital expenditures or leasehold improvements have been made by Opco in excess of $1,000 or in connection with the Business since October 31, 2000 and there are no commitments for same.

3.39 ASSETS AND REVENUES. The Vendor, together with its Affiliates, does not have gross assets in Canada or gross revenues from sales in or from Canada, for the 12 month period ending October 31, 2000, in excess of Cdn$35,000,000.

3.40 FULL DISCLOSURE. The Vendor Parties have made available to the Purchaser, all information, including the financial, marketing, sales and operational information on a historical basis relating to Opco which would be material to a purchaser of Opco. All information contained in this Agreement, or in any Schedule hereto or which has been provided to the Purchaser is true and correct in all material respects and no material fact or facts have been omitted therefrom which would make such information, taken as a whole, false or misleading in light of the circumstances in which such statement was made. Without limiting the generality of the foregoing, the Vendor Parties have not failed to disclose to the Purchaser any fact or information which would reasonably be considered to be material to a purchaser of Opco or which might reasonably be expected to deter the Purchaser from completing the transactions contemplated herein.

                                   ARTICLE 4

                    ADDITIONAL REPRESENTATIONS AND WARRANTIES
                        OF THE VENDOR AND THE GUARANTORS

The Vendor and the Guarantors, on a several basis, represent and warrant to the Purchaser as follows, which representations and warranties shall be true on the date of execution hereof and on the Closing Date (and acknowledges that the Purchaser is relying on such representations and warranties in completing the transactions contemplated hereby) that:

4.1 AUTHORITY RELATIVE TO THIS AGREEMENT. Each Vendor Party has full power, capacity and authority to execute and deliver this Agreement and to perform its obligations hereunder. Each Vendor Party has duly executed this Agreement and, assuming this Agreement constitutes a valid and binding obligation of the Purchaser, this Agreement constitutes a legal, valid and binding obligation of such Vendor Party, enforceable against such Vendor Party in accordance with its terms, subject, as to enforcement, to bankruptcy, insolvency, fraudulent transfer, moratorium and similar laws of general applicability relating to or affecting creditor's rights and to general principles of equity, regardless of whether such enforceability is considered in equity or at law.

4.2 NON-CONTRAVENTION; CONSENTS AND APPROVALS. Neither the execution and delivery of this Agreement by such Vendor Party nor the consummation of the transactions contemplated hereby by such Vendor Party will (1) conflict with, result in a breach or violation of or constitute (or with notice or lapse of time or both constitute) a default under any law, statute, regulation, order, judgment or decree or any instrument, contract or other agreement to which Vendor Party is a party or by which such Vendor Party (or the Opco Shares held by the Vendor) is bound, or, if such Vendor Party is not an individual, its organisational documents, or (2) require such Vendor Party to obtain any authorisation, consent, approval or waiver from, give notification to, or make any filing with, any Governmental Authority, or to obtain the approval or consent of any other Person, except for such conflicts, breaches, violations or defaults, or any authorisation, consent, approval, waiver, notification or filing the failure of which to obtain or make, will not (a) impair in any material respect the ability of such Vendor Party to perform such Vendor Party's obligations under this Agreement or (b) prevent or materially delay the consummation of any of the transactions contemplated by this Agreement.

4.3 EXCLUSIVITY OF REPRESENTATIONS. The representations and warranties made by the Vendor Parties in this Agreement are in lieu of and are exclusive of all other representations and warranties, including without limitation any implied warranties. The Vendor Parties hereby disclaim any such other or implied representations or warranties, notwithstanding the delivery or disclosure to the Purchaser or its officers, directors, employees, agents or representatives of any documentation or other information (including any financial projections or other supplemental data).

                                    ARTICLE 5

                   REPRESENTATIONS AND WARRANTIES OF PURCHASER

Except as set forth on the disclosure memorandum (the "PURCHASER DISCLOSURE MEMORANDUM"), Purchaser represents and warrants to the Vendor and the Shareholders as follows:

5.1 ORGANISATION AND QUALIFICATIONS. Purchaser is a corporation duly organised, validly existing and in good standing under the laws of its jurisdiction of incorporation, with the requisite corporate power and authority (i) to own and use its properties and assets and (ii) to carry on its business as currently conducted. Purchaser is duly qualified to do business and is in good standing in each jurisdiction in which the nature of the Business conducted or property owned or leased by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, would not reasonably be expected to have a Material Adverse Effect.

5.2 CAPITALISATION. The authorised, issued and outstanding capital stock of Purchaser is as set forth in the Purchaser Disclosure Memorandum. The Purchaser Disclosure Memorandum sets forth the number of shares reserved for issuance pursuant to the duly approved stock option plans (collectively, the "STOCK OPTION PLANS"), and the number of options outstanding. All of the issued and outstanding shares of Common Stock have been duly authorised and validly issued and are fully paid and non-assessable. Except as provided in this Agreement and pursuant to the Stock Option Plans and in the Purchaser Disclosure Memorandum: (i) no subscription, warrant, option, convertible security or other right (contingent or otherwise) to purchase or acquire any shares of capital stock of Purchaser is authorised or outstanding; (ii) Purchaser has no obligation (contingent or otherwise) to issue any subscription, warrant, option, convertible security or other such right or to issue or distribute to holders of any shares of its capital stock any evidences of indebtedness or assets of Purchaser; and (iii) Purchaser has no obligation (contingent or otherwise) to purchase, redeem or otherwise acquire any shares of its capital stock or any interest therein or to pay any dividend or make any other distribution in respect thereof. All of the issued and outstanding shares of capital stock of Purchaser have been offered, issued and sold by Purchaser in compliance with applicable US and Canadian federal, provincial and state securities laws or pursuant to valid exemptions therefrom. Purchaser is not a party to any Agreement, and, to the Purchaser's Knowledge, there is no agreement between any Persons, which grants any rights of first refusal or pre-emptive rights or relates to the voting or giving of written consents with respect to any written security of Opco.

5.3 AUTHORISATION. Purchaser has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by this Agreement and otherwise to carry out its obligations hereunder. The execution and delivery of this Agreement by the Purchaser and the consummation by it of the transactions contemplated hereby have been duly authorised by all necessary action on the part of the Purchaser, and no further action is required by the Purchaser. This Agreement has been duly executed by the Purchaser and, assuming this Agreement constitutes a valid and binding obligation of the Vendor and the Vendor Parties, this Agreement constitutes a valid and binding agreement of the Purchaser enforceable against the Purchaser in accordance with its terms, subject, as to enforcement, to bankruptcy, insolvency, fraudulent transfer, reorganisation, moratorium and similar laws of general applicability relating to or affecting creditor's rights and to general principles of equity, regardless of whether such enforceability is considered in equity or at law. The Purchaser is not in violation of any of the provisions of its certificate of incorporation, bylaws or other organisational documents.

5.4 NON-CONTRAVENTION. Subject to any regulatory approval under applicable securities laws and regulations, including those of any stock exchanges and of any other Governmental Authority, the execution and delivery of this Agreement do not, and the consummation of the transactions contemplated by this Agreement and compliance with the provisions of this Agreement will not, conflict with, or result in any violation of or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or to loss of a material benefit under, or result in the creation of any Encumbrance upon any of the properties or assets of Purchaser or any of its Subsidiaries pursuant to, any provision of (i) the Certificate of Incorporation or By-laws of the Purchaser or any provision of the comparable organisational documents of any of its Subsidiaries, or (ii) subject to the governmental filings and other matters referred to in Section 5.5 below, any statute, law, rule, regulation, judgment, order or decree applicable to the Purchaser or any of its Subsidiaries or their respective properties or assets, other than any such conflicts, violations, defaults, rights or Encumbrances that individually or in the aggregate would not reasonably be expected to have a Material Adverse Effect of the Purchaser or prevent or materially delay the consummation of any of the transactions contemplated by this Agreement.

5.5 CONSENTS AND APPROVALS. No consent, approval, order or authorisation of, or registration, declaration or filing with, any Governmental Authority is required by or with respect to the Purchaser or any of its Subsidiaries in connection with the execution and delivery of this Agreement by the Purchaser or the consummation by the Purchaser of the transactions contemplated by this Agreement, except for (i) approvals for listing of the Purchaser Shares on The Toronto Stock Exchange and for quotation on NASDAQ and any shareholder's approval, and (ii) such other consents, approvals, orders, authorisations, registrations, declarations and filings the failure of which to be obtained or made would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect of the Purchaser or prevent or materially delay the consummation of any of the transactions contemplated by this Agreement.

5.6 LITIGATION; PROCEEDINGS. There is no action, suit or proceeding, governmental or otherwise, pending or, to the Purchaser's Knowledge, threatened against the Purchaser, any of its Subsidiaries or any of their respective properties or business that questions the validity of this Agreement, the right of the Purchaser to enter into this Agreement or to consummate the transactions contemplated hereby, or that, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect. There is no judgment, decree, injunction, rule or order of any Governmental Entity outstanding against the Purchaser or any of its Subsidiaries having, or which, insofar as reasonably can be foreseen, in the future would have, any such effect.

5.7 AUTHORISATION FOR PURCHASER SHARES. Purchaser shall have taken all necessary action to issue the Purchaser Shares on the Closing Date. The Purchaser Shares shall have been duly authorised and, when issued and delivered in accordance with the terms of this Agreement, will be validly issued, fully paid and non-assessable and free and clear of all Encumbrances (other than restrictions on transfer imposed by applicable securities laws) and will not be issued in violation of any preemptive rights, rights of first refusal or similar rights. On the Closing Date, the Purchaser Shares will be listed for trading on The Toronto Stock Exchange and on the NASDAQ.

5.8 CANADIAN DOCUMENTS. Purchaser has provided to the Vendor documents, as may be required under Canadian securities laws to have been filed by the date hereof (the "CANADIAN DOCUMENTS"). As of their respective filing dates, the Canadian Documents complied in all material respects with the requirements of the securities laws in force in Canada, and none of the Canadian Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances in which they were made, not misleading, except to the extent corrected by a subsequently filed Canadian Document. The Purchaser has delivered to the Vendor complete and correct copies of the financial statements of Purchaser being the consolidated audited balance sheets of the Purchaser as at August 31, 2000 and 1999 (together with the auditors' report thereon) and the statements of earnings, retained earnings and cash flows for each of the years in the three years ended August 31, 2000, including the notes thereto (the "PURCHASER AUDITED FINANCIAL STATEMENTS") and the interim unaudited consolidated balance sheets as at November 30, 2000 and the related interim unaudited consolidated statements of earnings, the interim unaudited consolidated statements of retained earnings and contributed surplus and the interim unaudited consolidated statements of cash flows (the "PURCHASER'S INTERIM FINANCIAL STATEMENTS"). The Purchaser's Audited Financial Statements and the Purchaser's Interim Financial Statements, collectively referred to as the "PURCHASER FINANCIAL STATEMENTS". The Purchaser Financial Statements were complete and correct in all material respects as of their respective dates, complied as to form in all material respects with applicable accounting requirements with respect thereto as of their respective dates, and have been prepared in accordance with Canadian GAAP applied on a basis consistent throughout the periods indicated and consistent with each other (except as may be indicated in the notes thereto or, in the case of unaudited statements included in the Purchaser's interim reports. The balance sheets included in the Purchaser Financial Statements present fairly in all material respects as of their respective dates the financial condition of the Purchaser (subject, in the case of the Purchaser's Interim Financial Statements, to normal, recurring year-end adjustments that may be required upon audit). All material liabilities and obligations, whether absolute, accrued or contingent, whether direct or indirect, and whether due or to become due, which existed at the date of such Purchaser Financial Statements have been disclosed in the balance sheets included in the Purchaser Financial Statements or in notes to the Purchaser

         Financial Statements to the extent such liabilities were required, under Canadian GAAP, to be so disclosed. The statements of operations, shareholders' equity and cash flows included in the Purchaser Financial Statements present fairly in all material respects the results of operations, shareholders' equity and cash flows of the Purchaser for the periods indicated (subject, in the case of the Purchaser's Interim Financial Statements, to normal, recurring year-end adjustments that may be required upon audit), and the notes included in the Purchaser Financial Statements present fairly in all material respects the information purported to be shown thereby.

5.9 REPORTING ISSUER. The Purchaser has been a reporting issuer (as such term is defined in the SECURITIES ACT (Ontario) since June 29, 2000 and is not on the list of defaulting issuers established by the Ontario Securities Commission.

5.10 SECURITIES LAW EXEMPTION. The Purchaser is issuing the Purchaser Shares to the Vendor in reliance on the exemption in section 72(l)(j) of the SECURITIES ACT (Ontario).

5.11 HOLD PERIOD. The Purchaser Shares will be "freely tradeable" in Ontario by the Vendor, after June 29, 2001, pursuant to section 72(5) of the SECURITIES ACT (Ontario), provided it complies with such section and the sale by the Vendor is not a "control person distribution" (as that term is defined in Rule 14-501).

                                    ARTICLE 6

    SURVIVAL AND RELIANCE ON REPRESENTATIONS & WARRANTIES AND INDEMNIFICATION

6.1 SURVIVAL NOTWITHSTANDING INVESTIGATION. Notwithstanding any investigation conducted before the Closing Date, including for greater certainty, the Due Diligence Investigation, and notwithstanding implied knowledge or notice of any fact or circumstance which any Person may have as a result of such investigation or otherwise, the parties hereto shall be entitled to rely upon the representations and warranties set forth herein and the obligations of the parties hereto with respect thereto shall survive the Closing Date and shall continue in full force and effect in accordance with and subject to the terms of this ARTICLE 6.

6.2 GENERAL INDEMNIFICATION BY VENDOR PARTIES. Subject to the provisions contained herein, the Vendor Parties shall be liable to the Purchaser and its directors, officers and employees (collectively, the "PURCHASER INDEMNIFIED PERSONS" and singly a "Purchaser Indemnified Person") and shall defend, indemnify and hold harmless all of the Purchaser Indemnified Persons against any and all Claims incurred or suffered by or imposed upon any of the Purchaser Indemnified Persons arising directly or indirectly out of:

         (a) the breach of any representation or warranty contained or contemplated by this Agreement or in any other agreement or document required to be furnished by a Vendor Party to the Purchaser hereunder; and

         (b) the breach or non-fulfilment of any agreement, covenant or obligation of any of Vendor Parties contained in this Agreement or in any other agreement or document required to be entered into by any of the Vendor Parties pursuant hereto to the extent not waived in writing by the Purchaser.

The obligation of indemnification of such Vendor Parties hereunder shall be joint and several.

6.3 INDEMNIFICATION BY THE PURCHASER. The Purchaser shall be liable to Vendor and its officers, directors and employees (collectively the "VENDOR INDEMNIFIED PERSONS" and singly a "VENDOR INDEMNIFIED PERSON") and shall defend, indemnify and hold harmless all of the Vendor Indemnified Persons against any and all Claims incurred or suffered by or imposed upon any of the Vendor Indemnified Persons arising directly or indirectly out of:

         (a) the breach of any agreement, covenant, representation or warranty of the Purchaser contained in or contemplated by this Agreement or in any other agreement or document required to be furnished by the Purchaser to Vendor hereunder; and

         (b) the breach or non-fulfilment of any agreement, covenant or obligation of the Purchaser contained in this Agreement or in any agreement or document required to be entered into by the Purchaser pursuant hereto, to the extent not waived in writing by Vendor;

6.4      INDEMNIFICATION AGAINST THIRD PARTY CLAIMS.

         (a) Promptly upon receipt by any of the Purchaser Indemnified Persons or the Vendor Indemnified Persons (in this Section referred to as the "INDEMNITEE") of a notice of any third party Claim (a "THIRD PARTY CLAIM") in respect of which the Indemnitee proposes to demand indemnification from the Purchaser or Vendor Parties (in this Section referred to as the "INDEMNITOR") pursuant to the provisions hereof, the Indemnitee shall give written notice to that effect to the Indemnitor with reasonable promptness.

         (b) The Indemnitor shall have the right by written notice to the Indemnitee not later than 30 days after giving of the notice described in subsection 6.4(a) to assume the control of the defence, compromise or settlement of the Third Party Claim, provided that such assumption shall, by its terms, be without cost to the Indemnitee and shall not limit in any way the Indemnitee's right to indemnification pursuant to the provisions hereof.

         (c) Upon the assumption of control by the Indemnitor as aforesaid, the Indemnitor shall, at its expense, diligently proceed with the defence, compromise or settlement of the Third Party Claim at Indemnitor's sole expense, including retention of counsel reasonably satisfactory to the Indemnitee and, in connection therewith, the Indemnitee shall co-operate fully, but at the sole expense of the Indemnitor, to make available to the Indemnitor all pertinent information and witnesses under the Indemnitee's control, make such assignments and take such other steps as in the opinion of counsel for the Indemnitor are necessary to enable the Indemnitor to conduct such defence, provided always that the Indemnitee shall be entitled to reasonable security from the Indemnitor for any expense, costs or other liabilities to which it may be or may become exposed by reason of such co-operation.

         (d) The final determination of any such Third Party Claim, including all related costs, attorneys' fees and expenses, shall be binding and conclusive upon the Indemnitor and the Indemnitee as to the validity or invalidity, as the case may be, of such Third Party Claim against the Indemnitor hereunder.

                  Notwithstanding any provision of this Section 6.4, the Indemnitor may not consent to any settlement of a Third Party Claim if the terms of such settlement require the Indemnitee to act or refrain from acting, without the prior written consent of the Indemnitee.

         (e) Should the Indemnitor fail to give notice to the Indemnitee as provided in subsection 6.4(b), the Indemnitee shall be entitled to make such settlement of the Third Party Claim as in its sole discretion may appear advisable, and such settlement or any other final determination of the Third Party Claim shall be binding upon the Indemnitor.

6.5 INDEMNIFICATION TO BE AFTER TAX, INSURANCE, ETC. The amount of the indemnification for any Claim which the Purchaser Indemnified Persons and the Vendor Indemnified Persons shall be entitled to receive pursuant to this Agreement shall be payable on demand and shall be determined after giving effect to any insurance recoveries, tax savings and recoveries from third parties and of any interest, fines, penalties, expenses and disbursements of any nature whatsoever incurred by Opco.

6.6      EXPIRY AND LIMITS OF LIABILITY

         (a) The representations and warranties of the Vendor Parties herein (other than those of the Vendor Parties with respect to the matters set forth in subsection 6.6(b)), shall terminate on the date which is 180 days after the date the Purchaser has publicly released the audited financial statements for the year ended August 31, 2003 except to the extent that, during such period, any Purchaser Indemnified Person shall have given detailed notice (to the extent feasible) to the Vendor of a specified Claim in respect of any representation or warranty in which case such representation and warranty with respect to such Claim shall continue in full force and effect until the final determination of such Claim.

         (b)      Notwithstanding the foregoing provisions of subsection 6.6(a):

                  (i) representations and warranties herein of Vendor Parties with respect to the Opco Shares and the share capital of Opco as set forth in Sections 3.3 and 3.4 shall survive indefinitely;

                  (ii) representations and warranties herein of Vendor Parties relating to any liability of the Opco for the payment of Taxes shall survive so long as any claim may be made in respect of such matters under any applicable statute of limitations; and

                  (iii) notwithstanding the foregoing, there shall be no limit of time on the representations and warranties of Vendor Parties relating to any matter in the case of fraud, gross negligence, voluntary omission or bad faith on the part of Vendor Parties.

         (c) Notwithstanding the other provisions of this Section 6.6, no Claims with respect to breaches or failure of representations and warranties may be made against the Vendor Parties hereunder unless and until the aggregate amount of all Claims which may be made pursuant to this Agreement exceed $100,000, in which event the Vendor Parties shall become liable for the full amount of all Claims on a dollar for dollar basis, up to a maximum amount equal to the Purchase Price, which for the purposes of this ARTICLE 6 shall be determined as the closing price of the Purchaser Shares on date preceding the Closing Date on The Toronto Stock Exchange.

                  It is agreed that any liability for the payment of Taxes by Opco shall not be subject to any maximum amount set forth in
                  Section 6.6(c) and shall indemnify the Purchaser on a dollar for dollar basis including, without limiting the generality of the foregoing, the Vendor Parties shall indemnify the Purchaser and hold same harmless for any amounts payable by Opco as a result of the following: (i) audit by the Internal Revenue Service ("IRS") of the dental division of EFOS USA, including all Taxes payable and fees and disbursements of the advisors of Purchaser and the time of Purchaser's employees in respect of any new assessment made by the IRS relating to Taxes; (ii) any Taxes, penalties, professional fees and employees time payable and resulting from any adjustment of the capital dividend account of Opco; (iii) any unremitted sales taxes and fees and disbursements of the advisors of the Purchaser and the time of Purchaser's employees in respect of any new assessment issued by the State of California or any other Governmental Authority in the United States, regarding a default to collect sales tax on sales in any jurisdiction including penalties and interest; (iv) any penalties, taxes and interest regarding the failure to file forms 1120F and 8833 with the IRS and regarding unpaid United States state Income Taxes and (v) denial or reduction of the deductibility of management fees paid in 1997 to the Vendor by Opco, including penalties and interest.

         (d) The representations and warranties of the Purchaser shall terminate on the date which is 180 days after the date on which the Purchaser has publicly released the audited financial statements for the year ended August 31, 2003 except to the extent that, during such period any Vendor Indemnified Person shall have given detailed notice to the Purchaser of a specified Claim in respect of any representation or warranty in which case such representation and warranty shall continue in full force and effect until the final determination of such Claim.

         (e)      Notwithstanding the foregoing provisions of subsection 6.6(d):

                  (i) representations and warranties herein of the Purchaser with respect to the Purchaser Shares and the share capital of the Purchaser set forth in
                           Section 5.2 shall survive indefinitely;

                  (ii) notwithstanding the foregoing, there shall be no limit of time on the representations and warranties of the Purchaser relating to any matter in the case of fraud, gross negligence, voluntary omission or bad faith on the part of the Purchaser.

         (f) Notwithstanding the other provisions of this Section 6.6, no Claims with respect to breaches or failure of representations and warranties may be made against the Purchaser hereunder unless and until the aggregate amount of all Claims which may be made pursuant to this Agreement exceed $500,000, in which event the Purchaser shall become liable for the full amount of all Claims on a dollar for dollar basis, up to a maximum amount equal to the Purchase Price.

6.7 INDEMNIFICATION SOLE REMEDY. The provisions of this ARTICLE 6 shall constitute the sole remedy of the Purchaser, Vendor and Guarantors (in contract, tort or otherwise) for or in respect of the transactions contemplated by the Agreement, including any misrepresentation or breach of any warranty, obligation, covenant or agreement contained in this Agreement or in any agreement, certificate or other document delivered or given pursuant to this Agreement.

                                    ARTICLE 7

                            COVENANTS OF THE PARTIES

7.1 CONDUCT OF BUSINESS OF OPCO. During the period from the date of this Agreement to the Closing Date, each Vendor Party shall cause Opco to carry on its Business in the usual, regular and ordinary course in substantially the same manner as heretofore conducted and, to the extent consistent therewith, use reasonable efforts to preserve intact its current business organisations, keep available the services of its current officers and employees and preserve its relationships with customers, suppliers, licensors, licensees, distributors and others having business dealings with it to the end that its goodwill and ongoing businesses shall be unimpaired in any material respect at the Closing Date. Without limiting the generality of the foregoing, without Purchaser's consent (which consent shall not be unreasonably withheld or delayed), during the period from the date of this Agreement to the Closing Date, the Vendor Parties shall cause and shall ensure that Opco does not:

         (a) (i) except as permitted under this Agreement, declare, set aside or pay any dividends on, or make any other distributions in respect of, any of its capital stock, (ii) split, combine or reclassify any of its capital stock or issue or authorise the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock, or (iii) purchase, redeem or otherwise acquire any shares of its capital stock or any other securities thereof or any rights, warrants or options to acquire any such shares or other securities;

         (b) issue, deliver, sell, pledge or otherwise encumber any shares of its capital stock, any other voting securities or any securities convertible into, or any rights, warrants or options to acquire, any such shares, voting securities or convertible securities (other than the issuance of shares upon the exercise of options outstanding on the date of this Agreement and in accordance with their present terms);

         (c) except as permitted under this Agreement, amend its articles, by-laws or other comparable organisational documents;

         (d) acquire or agree to acquire (i) by amalgamating, merging or consolidating with, or by purchasing a substantial portion of the assets of, or by any other manner, any business or any corporation, partnership, joint venture, association or other business organisation or division thereof or (ii) any assets that are material, individually or in the aggregate, to Opco, except purchases in the ordinary course of business consistent with past practice;

         (e) sell, lease, license, mortgage or otherwise encumber or subject to any Encumbrance (other than Encumbrances pursuant to its existing credit facilities) or otherwise dispose of any of their properties or assets which are material, individually or in the aggregate, to Opco, except in the ordinary course of business consistent with past practice;

         (f) (i) incur any indebtedness for borrowed money or guarantee any such indebtedness of another person, issue or sell any debt securities or warrants or other rights to acquire any debt securities, or guarantees any debt securities of another person, except for borrowings under their existing credit facilities for working capital purposes and up to the borrowing limits set forth therein, the endorsement of checks in the normal course of business and the extension of credit in the normal course of business, or (ii) make any loans, advances or capital contributions to, or investments in, any other Person, other than advances to employees in accordance with past practice;

         (g) except for the items currently contracted for by Opco, make or agree to make any new capital expenditure or expenditures which, individually, is in excess of $20,000 or, in the aggregate, are in excess of $100,000;

         (h) make any material Tax election or settle or compromise any material income Tax liability;

         (i) pay, discharge, settle or satisfy any Claims, liabilities or obligations (absolute, accrued or contingent, asserted or unasserted), other than the payment, discharge or satisfaction, in the ordinary course of business consistent with past practice or in accordance with their terms, of liabilities reflected or reserved against in, or contemplated by, the most recent consolidated financial statements (or the notes thereto) included in the Financial Statements or incurred in the ordinary course of business consistent with past practice;

         (j) except in the ordinary course of business, modify, amend or terminate any material contract or agreement to which Opco is a party, or waive, release or assign any material rights or claims;

         (k) except as required to comply with applicable Law, (i) adopt, enter into or amend any Employee Benefit Plan, (ii) increase in any manner the compensation or fringe benefits of, or pay any bonus to, any director, officer or employee of Opco (except for normal increases or bonuses in the ordinary course of business consistent with past practice), or (iii) except as permitted in clause (ii) above, grant any awards under any Employee Benefit Plan (including the grant of stock options, stock appreciation rights, stock based or stock related awards, performance units or restricted stock, or the removal of existing restrictions in any Employee Benefit Plan or agreement or awards made thereunder);

         (l) other than as required by law or GAAP, make any material change to its accounting policies or procedures; or

         (m) authorise any of, or commit or agree to take any of, the foregoing actions.

7.2 ADDITIONAL COVENANTS. In addition to any agreements or deeds required to give effect to the transfer of the Opco Shares in favour of the Purchaser, the Vendor Parties agree to ensure that prior to the Closing Date to the satisfaction of the Purchaser, acting reasonably Glenn Harvey shall have repaid in full the sum of $80,000 owed by "Bright Buys" to Opco.

7.3 PUBLIC ANNOUNCEMENTS. From the date of this Agreement until the earlier of the Closing Date or the termination of this Agreement, none of the Vendor Parties, Purchaser nor Opco will issue or cause the publication of any press release or other public announcement with respect to this Agreement or the transactions contemplated hereby without the prior consent of Purchaser (in the case of the Vendor Parties) or the Vendor Parties (in the case of Purchaser), which consent shall not be unreasonably withheld; PROVIDED, HOWEVER, that (i) nothing herein will prohibit either party from issuing or causing publication of any such press release or public announcement to the extent that such party's counsel determines such action to be required by law, or the regulations of any government agency or the stock exchange on which Purchaser Shares is traded, in which case the party making such determination will, if practicable in the circumstances, use reasonable efforts to allow the other party reasonable time to comment on such release or announcement in advance of its issuance; (ii) Opco may disclose this Agreement and the transactions contemplated hereby to third parties in connection with securing consents of such third parties and in connection with any permits, approvals, filings or consents required by law to be obtained; and (iii) Purchaser may disclose this Agreement and the transactions contemplated hereby to third parties in connection with securing consents of third parties and in connection with any permits, approvals, filings or consents required by law to be obtained. To the extent feasible, prior to the Closing, all press releases or other announcements or notices regarding the transactions contemplated by this Agreement shall be made jointly by Purchaser and Opco.

7.4 ACCESS TO INFORMATION; DUE DILIGENCE INVESTIGATION; CONFIDENTIALITY. The Vendor Parties shall afford to the officers, employees, accountants, counsel, financial advisors and other representatives of Purchaser access during the period prior to the Closing Date, to such of the properties, books, contracts, commitments, records, officers and employees as Purchaser may reasonably request for the purpose of conducting a full and complete due diligence investigation (the "DUE DILIGENCE INVESTIGATION") of all aspects of Opco and the Vendor Parties, including, without limitation, financial, legal and accounting and, during such period, the Vendors Parties shall furnish promptly to Purchaser and its representatives all information concerning it and its business, properties and personnel as such other party may request. Purchaser shall hold any such information which is non-public in confidence. Purchaser shall make all reasonable best efforts to minimize disruption to the business of Opco which may result from the requests for data and information hereunder. All requests for access and information shall be co-ordinated through senior executives of the parties to be designated. Any investigation by Purchaser shall not affect the representations and warranties of the Vendor Parties.

7.5 NON-NEGOTIATION. In consideration of the substantial expenditure of time, effort and expense undertaken by Purchaser in connection with its Due Diligence Investigation and the preparation and execution of this Agreement, each of the Vendor Parties and Opco agrees that, after the execution of this Agreement until the earlier of (i) the termination of this Agreement or (ii) the Closing Date, it shall not, directly or indirectly, solicit, encourage, initiate, negotiate or discuss with any third party (including by way of furnishing any information concerning
         Opco) or permit the consummation of any acquisition proposal relating to or affecting Opco, or any direct or indirect interests in Opco, whether by purchase of assets or stock, purchase of interests, business combination, amalgamation, merger or other transaction, and that it will promptly advise

         Purchaser of the terms of any communications it may receive relating to any bid for all or any part of any such interest in Opco.

7.6 COMMERCIALLY REASONABLE BEST EFFORTS. Subject to the terms and conditions of this Agreement, each of Purchaser and the Vendor Parties agree to use its commercially reasonable best efforts between the date hereof and the Closing to secure fulfilment of all of the conditions precedent to the obligations of Purchaser hereunder (in the case of the Vendor Parties) and of the Vendor Parties hereunder (in the case of Purchaser).

7.7 COVENANTS OF PARTIES. From the date of this Agreement until the earlier of the Closing Date or the termination of this Agreement, each of the parties to this Agreement covenants and agrees that it shall take no action which would (i) materially adversely affect the ability of any party to this Agreement to obtain any consents required for the transactions contemplated hereby or (ii) materially adversely affect the ability of any party to perform its covenants and agreements under this Agreement.

7.8 CONTACT WITH CUSTOMERS AND SUPPLIERS. The Purchaser (and all of its agents and affiliates and any employees, directors or officers thereof) shall not contact or communicate with the employees, customers, suppliers and licensors of Opco in connection with the transactions contemplated hereby except with the prior written consent of Opco, which consent shall not be unreasonably withheld but may be conditioned upon an officer of Opco being present.

7.9 LISTING OF PURCHASER SHARES. The Purchaser shall ensure, on a best efforts basis, that its subordinate voting shares continue to be listed on The Toronto Stock Exchange and NASDAQ.

7.10 OTHER ACTIONS. No party shall take any action, except in every case as may be required by applicable law, that would or is intended to result in (i) any of its representations and warranties set forth in this Agreement that are qualified as to materiality being or becoming untrue, (ii) any of such representations and warranties that are not so qualified becoming untrue in any material manner having an Opco Material Adverse Effect or Material Adverse Effect of Purchaser, as the case may be, (iii) any of the conditions set forth in this Agreement not being satisfied or in a violation of any provision of this Agreement, or (iv) adversely affecting the ability of any of them to obtain any of the consents or approvals required from any Governmental Entity as a condition to Closing.

                                    ARTICLE 8

                              CONDITIONS TO CLOSING

8.1 CONDITIONS TO EACH PARTY'S OBLIGATIONS. The respective obligations of each party to consummate the transactions contemplated hereby at the Closing is subject to the fulfilment to each party's satisfaction on or prior to the Closing Date of each of the following conditions:

         (a) SECURITIES MATTERS. The regulatory approval required under Canadian and U.S. securities laws and under the by-laws, regulations or policies of the Canadian and U.S. securities regulatory authorities and stock exchanges and any approval of the Purchaser's shareholders as may be required by any securities regulatory authority.

         (b) NO INJUNCTIONS OR RESTRAINTS. No temporary restraining order, preliminary or permanent injunction or other judgment or order issued by any court of competent jurisdiction or other statute, law, rule, legal restraint or prohibition shall be in effect preventing the consummation of the transactions contemplated hereby.

         (c) PRIOR TRANSACTIONS. The Prior Corporate Transactions and the Prior Asset Transactions shall have been completed in accordance with the provisions of this Agreement all to the satisfaction of the parties.

         (d) AMENDMENT OF THE AGREEMENT. This Agreement shall be amended, after completion of the Prior Corporate Transactions in order to reflect the impact of the Prior Corporate Transactions on the ownership of Opco Shares. The Newcos which will acquire Opco Shares pursuant to the Prior Corporate Transactions shall all be made parties to this Agreement.

8.2 CONDITIONS TO OBLIGATIONS OF THE PURCHASER. The obligation of Purchaser to purchase the Opco Shares at the Closing is subject to the fulfilment to the Purchaser's satisfaction on or prior to the Closing Date of each of the following conditions:

         (a) REPRESENTATIONS AND WARRANTIES. Each representation and warranty of Vendor Parties contained in this Agreement shall be true and correct in all respects, in each case as of the date of this Agreement and as of the Closing Date as though made on the Closing Date, except to the extent such representations and warranties expressly relate to an earlier date, in which case as of such earlier date. Purchaser shall have received a certificate signed on behalf of each of the relevant Vendor Parties of same to such effect.

         (b) PERFORMANCE. All covenants, agreements and conditions contained in this Agreement to be performed or complied with by the Vendor Parties on or prior to the Closing Date shall have been performed or complied with by the Vendor Parties and the Vendor in all material respects.

         (c) OPINION ADDRESSED TO PURCHASER. The Purchaser shall have received a favourable opinion of counsel to the Vendor and each of the Vendor Parties, addressed to the Purchaser dated the Closing Date, as to such matters as Purchaser and its counsel may reasonably request including (i) the incorporation, organisation and existence of the Vendor and Opco, (ii) the authority of each of the Vendor Parties to execute the agreement; (iii) the valid and binding effect of the Agreement on each of the Vendor Parties,

                  (iv) the authorised and the issued and outstanding capital stock of Opco, (v) the due execution and authorisation of the transfer of the Opco Shares, (vi) the absence of litigation and all other matters as may be reasonably requested by Purchaser.

         (d) CONSENTS. All necessary consents set forth in Schedule 3.6 shall have been obtained including prior approval of the Board of Directors of the Purchaser.

         (e) RESIGNATIONS. The Purchaser shall have received the resignations, effective as of the Closing Date, of each director and officer of Opco specified by the Purchaser in writing at least five business days prior to the Closing, along with a release of all claims against Opco.

         (f) NO MATERIAL ADVERSE EFFECT. No fact or development shall have occurred since the date of this Agreement and be continuing which has had or would be reasonably likely to result in any change, effect, event, occurrence or state of facts (or any development that has had or is reasonably likely to have any change or effect) that, individually or in the aggregate, has had or would reasonably be expected to have an Opco Material Adverse Effect. Purchaser shall have received a certificate signed on behalf of Opco by the President of Opco to such effect.

         (g) DELIVERY OF SHARE CERTIFICATES. Vendor shall have executed and delivered to Purchaser the Opco Shares duly executed in blank for transfer.

         (h) EMPLOYMENT AGREEMENTS. The Senior Executives shall have entered into the form of employment agreement attached as
                  Schedule 8.2(h) which form of employment agreement shall include non-competition and non-solicitation agreements.

         (i) CONTRACTUAL ESCROW. The Vendor and CIBC Mellon Trust Company shall have entered into and delivered to the Purchaser the Escrow Agreement.

         (j) LOCK-UP AGREEMENT. The Vendor and CIBC Mellon Trust Company shall have entered into and executed the Lock-Up Agreement.

         (k) CERTIFICATES AND DOCUMENTS. Opco shall have delivered at or prior to the Closing to the Purchaser or their counsel:

                  (i) the articles and by-laws of the Vendors, certified by its President as of the Closing Date;

                  (ii) resolutions of the Board of Directors and, as necessary, of the shareholders, of the Vendor, authorising and approving all matters in connection with this Agreement and the transactions contemplated herein, certified by the President of Opco as of the Closing Date; and

                  (iii) such other documents relating to the transactions contemplated in this Agreement as the Purchaser may reasonably request.

         (l) FINANCIAL STATEMENTS. The Vendor Parties shall have delivered the Audited Financial Statements and (i) an unaudited balance sheet as of the end of the most recent quarter preceding the Closing, (ii) audited statements of income and cash flows for each of the three fiscal years preceding the Closing, and
                  (iii) unaudited statements of income and cash flows for the interim period between the latest audited balance sheet date and the date of the balance sheet being provided pursuant to clause (iv) in each case meeting the applicable requirements under Canadian securities regulations assuming Opco was a publicly traded company during such periods. In addition, the Vendor Parties shall have delivered to the Purchaser a written discussion of the material variations in the accounting principles, practices and methods used in preparing each of the Financial Statements and other financial documents referred to in this Section 8.2(l) from the principles, practices and methods generally accepted in Canada and in the United States and in Regulation S-X. Each material variation shall be described and reconciled to U.S. GAAP, as required by the SEC and the Canadian securities authorities.

         (m) EMPLOYEES. The Purchaser shall have received satisfactory evidence, acting reasonably, that at least 90% of all Employees currently employed by Opco continue to be employed by Opco on the Closing Date.

         (n) ACCOUNTANTS. The Purchaser shall have received confirmation that Ernst & Young, Opco's auditors, are independent certified public accountants qualified to deliver the accountant's report on the SEC Financial Statements as required by the Canadian securities commissions and the SEC. In addition, Opco shall have entered into an agreement on terms satisfactory to the Purchaser with Ernst & Young pursuant to which Ernst & Young shall (A) deliver to the Purchaser any consents with respect to the Purchaser's use of the SEC Financial Statements (and required reconciliations thereof to U.S. GAAP) and the use of Ernst & Young's name in connection with the Purchaser's filings with the Canadian securities commissions and the SEC and (B) deliver customary "comfort letters" with respect to the Financial Statements and required reconciliations, as may be reasonably requested by the Purchaser.

8.3 CONDITIONS TO OBLIGATIONS OF THE VENDOR. The Vendor's obligation to sell the Opco Shares at the Closing is subject to the fulfilment to its satisfaction on or prior to the Closing Date of each of the following conditions:

         (a) REPRESENTATIONS AND WARRANTIES. Each representation and warranty of Purchaser contained in this Agreement shall be true and correct in all respects in each case as of the date of this Agreement and as of the Closing Date as though made on the Closing Date, except to the extent such representations and warranties expressly relate to an earlier date, in which case as of such earlier date. The Vendor shall have received a certificate signed on behalf of Purchaser by an executive officer of Purchaser to such effect.

         (b) PERFORMANCE. All covenants, agreements and conditions contained in this Agreement to be performed or complied with by the Purchaser on or prior to the Closing Date shall have been performed or complied with by the Purchaser in all material respects.

         (c) PAYMENT OF PURCHASE PRICE. Purchaser shall have delivered to the Vendor certificates representing Cash Consideration and the Purchaser Shares in payment of the Purchase Price to be received by such Vendor for the Opco Shares.

         (d) CERTIFICATES AND DOCUMENTS. Purchaser shall have delivered at or prior to the Closing to Vendor resolutions of the Board of Directors of Purchaser, authorising and approving all matters in connection with this Agreement and the transactions contemplated herein, certified by the Secretary of Purchaser as of the Closing Date.

         (e) AUTHORISATIONS. All authorisations, approvals or permits, if any, of any Governmental Authority regulatory body or stock exchanges that are required in connection with the lawful issuance and sale of the Purchaser Shares pursuant to this Agreement shall have been duly obtained and shall be effective on and as of the Closing.

         (f) LISTING. The Purchaser Shares shall have been conditionally authorised for listing on The Toronto Stock Exchange and on NASDAQ.

         (g) OPINION ADDRESSED TO VENDOR. The Vendor and each Guarantor shall have received a favourable opinion of counsel to the Purchaser, addressed to the Vendor and the Guarantors dated the Closing Date, as to such matters as Vendor and the Guarantors and their counsel may reasonably request including
                  (i) the incorporation, organization and existence of the Purchaser; (ii) the authority of the Purchaser to execute the Agreement; (iii) the valid and binding effect of the Agreement on the Purchaser; (iv) the due issuance of the Purchaser Shares as fully paid and non-assessable shares; (v) the listing of the Purchaser Shares on the Toronto Stock Exchange;
                  (vi) the SECURITIES ACT (Ontario) exemption under which the Purchaser Shares are being issued and the hold period applicable to the Purchaser Shares to the same effect as Sections 5.10 and 5.11 and all other matters as may be reasonably requested by the Vendor.

                                   ARTICLE 9

                                OTHER AGREEMENTS

9.1 CONFIDENTIALITY. From the date hereof and after the Closing, each Vendor Party shall strictly maintain the confidentiality of all information, documents and materials relating to the Vendor Parties or the transactions contemplated by this Agreement, including without limitation the existence of this Agreement and the terms thereof, except to the extent disclosure of any such information is required by law or authorised by Purchaser, or otherwise made publicly available by Purchaser, or reasonably occurs in connection with disputes over the terms of this Agreement. In the event that such Vendor Party reasonably believes after consultation with counsel that it is required by law to disclose any confidential information described in this Section 9.1, such Vendor Party will (i) provide Purchaser with prompt notice before such disclosure in order that Purchaser may attempt to obtain a protective order or other assurance that confidential treatment will be accorded to confidential information, and (ii) cooperate with Purchaser in attempting to obtain such order or assurance. The provisions of this
         Section 9.1 shall not apply to any information, documents or materials which are in the public domain or shall come into the public domain, other than by reason of default by such Vendor Party of this Agreement or becomes known in the industry through no wrongful act on the part of such Vendor Party.

9.2 COOPERATION AFTER THE CLOSING. The Vendor Parties will, at any time, and from time to time, after the Closing Date, execute and deliver such further instruments of conveyance and transfer and take such additional action as may be reasonably necessary to effect, consummate, confirm or evidence the transactions contemplated by this Agreement. Without limiting the other obligations of the Vendor Parties and the Purchaser, as the case may be hereunder, each Vendor Party agrees that, after the Closing, it shall provide reasonable cooperation and assistance to the other, as the case may be, with respect to any matters, disputes, suits or claims by or against any person not a party to this Agreement.

9.3 NON-COMPETITION. The Vendor Parties listed in Schedule 9.3 shall not, for a period of five (5) years from the Closing Date ("NON-COMPETE PERIOD"), within Canada, the United States and the European Union and in any country in which the Purchaser or Opco presently conducts or may conduct the Business in the future, without the prior written consent of the Purchaser, directly or indirectly, in any manner whatsoever, including, without limitation, either individually or in partnership or jointly or in conjunction with any other person, as employee, principal, agent, shareholder or in any other manner whatsoever, carry on or be engaged in or be concerned with or lend money to, guarantee the debts or obligations of, or permit their names to be used or employed by any person or entity engaged or concerned with or interested in the Business.

9.4 SECONDARY OFFERING. Purchaser shall use its best efforts, taking into account the then prevailing market conditions, to proceed with a public offering of its securities pursuant to a prospectus, registration statement or a similar document under the relevant jurisdiction (the "PUBLIC OFFERING"). Purchaser agrees to give Vendor notice of its intention with respect to the Public Offering no later than ten (10) days prior to the intended date for filing of the preliminary prospectus, offering memorandum or similar document with the securities commission or relevant authority having jurisdiction in the matter. The notice shall provide, subject to the terms hereof, Vendor with the possibility to qualify the Purchaser Shares held by Vendor, so as to permit the resale of such Purchaser Shares pursuant to the terms of the said prospectus or otherwise as the underwriters agree or where the board of directors of the Purchaser in its good faith judgment, acting reasonably, determines that to qualify the Purchaser Shares should not be made or continued.

         In the event that the Purchaser enters into an underwriting agreement or other agreement relating to said Public Offering, the Vendor shall permit Vendor to sell up to 2,000,000 Purchaser Shares to the underwriter on the terms and conditions set forth in the said agreement so long as the underwriters agree and subject to the following conditions:

         (a) the Public Offering shall be in an amount such that at least 50% of the proceeds of the Public Offering shall be for the Purchaser's use;

         (b) the order of priority for the sale of the Purchaser Shares to be sold pursuant to such Public Offering shall be as follows:

                  (i) first, such number of shares to satisfy other registration rights previously entered into by the Purchaser (other than for Mr. Germain Lamonde);

                  (ii) second, 1,000,000 Purchaser Shares for Mr. Germain Lamonde; and

                  (iii) third, the balance, to the extent that such Purchaser Shares may be sold under the Public Offering up to a maximum of 2,000,000 Purchaser Shares (or such lesser number as have been released from the provisions of the Lock-Up Agreement) for the Vendor.

         The Vendor shall pay on a pro-rata basis in accordance with the portion of the proceeds of the offering received by it, all selling expenses incurred in connection with any distribution of its Shares, including the fees and expenses of any investment dealer and all transfer taxes applicable to the sale of the Purchaser Shares.

                                   ARTICLE 10

                        TERMINATION, AMENDMENT AND WAIVER

10.1 TERMINATION. This Agreement may be terminated at any time prior to the Closing (except as limited as to time in paragraph 10.1(b) below):

         (a)      by the mutual written consent of the Vendor and the Purchaser;

         (b) by the Vendor or the Purchaser, if the Closing shall not have occurred prior to the 45th day following the date hereof; PROVIDED, HOWEVER, that the right to terminate this Agreement under this subsection 10.1(b) shall not be available to either party if such party's failure to fulfil any obligation under this Agreement shall have been the cause of, or shall have resulted in, the failure of the Closing to occur prior to such date; or

         (c)      by the Purchaser in the event a condition set forth in Section
                  8.1 or 8.2 becomes incapable of being fulfilled or by the Vendor in the event a condition set forth in Section 8.1 or
                  8.3 becomes incapable of being fulfilled.

10.2 EFFECT OF TERMINATION. In the event of the termination of this Agreement as provided in Section 10.1, this Agreement shall forthwith become void and there shall be no liability on the part of any party hereto; PROVIDED, HOWEVER, that nothing herein shall relieve either the Vendor or the Purchaser from liability for any breach of this Agreement or failure to perform hereunder.

10.3 WAIVER. At any time prior to Closing, any party may (a) extend the time for the performance of any of the obligations or other acts of any other party hereto, (b) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto or (c) waive compliance with any of the agreements or conditions contained herein. Any such extension or waiver shall be valid only if set forth in an instrument in writing signed by the party to be bound thereby.

                                   ARTICLE 11

                                  MISCELLANEOUS

11.1 ENTIRE AGREEMENT; AMENDMENTS. This Agreement, together with the Schedules hereto and the Purchaser Disclosure Memorandum contain the entire understanding of the parties with respect to the subject matter hereof and supersedes all prior agreements and understandings, oral or written, with respect to such matters, which the parties acknowledge have been merged into this Agreement and the Schedules hereto.

11.2 NOTICES. All notices, requests, consents and other communications hereunder shall be in writing and shall be deemed effectively given:
         (a) upon personal delivery to the party to be notified, (b) when sent by confirmed electronic mail or facsimile if sent during normal business hours of the recipient; if not, then on the next business day,
         (c) five days after having been sent by registered or certified airmail, return receipt requested, postage prepaid, or (d) two business days after deposit with an internationally recognised overnight courier, specifying next day delivery, with written verification of receipt. The address for all notices, requests, consents and other communications hereunder to be delivered or sent to any party shall be to such party's address as set forth on Schedule A. The address for all notices, requests, consents and other communications hereunder to the Vendors' Parties and Purchaser shall be delivered or sent to the following:

         THE VENDOR PARTIES:

         Efos Corporation
         2260 Argenta Road
         Mississauga (Ontario)
         L5N 6H7
         Telephone         (905) 812-4300
         Facsimile         (905) 812-4314
         ATTENTION:        MR. JOHN KENNEDY, PRESIDENT AND CEO

         THE PURCHASER:

         EXFO Electro-Optical Engineering, Inc.
         465 Godin Avenue
         Vanier (Quebec)
         G1T 2M5
         Telephone         (418) 683-0211
         Facsimile         (418) 683-9839
         ATTENTION:        MR. GERMAIN LAMONDE, PRESIDENT

         Or such other address as may be designated in writing hereafter, in the same manner, by such Person.

11.3 AMENDMENTS; WAIVERS. No provision of this Agreement may be waived or amended except in a written instrument signed, in the case of an amendment, by each party to this Agreement, or, in the case of a waiver, by the party against whom enforcement of any such waiver is sought. No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of either party to exercise any right hereunder in any manner impair the exercise of any such right accruing to it thereafter.

11.4 HEADINGS. The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof.

11.5 SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns. Neither the Purchaser nor the Vendor Parties may assign this Agreement or any rights or obligations hereunder without the prior written consent of the Purchaser or the Vendor, as the case may be.

11.6 NO THIRD-PARTY BENEFICIARIES. This Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other Person.

11.7 GOVERNING LAW. This Agreement shall be governed by and construed and enforced in accordance with the laws of the Province of Ontario without regard to the principles of conflicts of law thereof and the federal laws of Canada applicable therein.

11.8 CURRENCY. Unless otherwise stated, all amounts set forth herein are in the legal currency of Canada.

11.9 EXECUTION. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other parties, it being understood that all parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) the same with the same force and effect as if such facsimile signature page were an original thereof.

11.10 SEVERABILITY. In case any one or more of the provisions of this Agreement shall be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Agreement shall not in any way be affected or impaired thereby and the parties will attempt to agree upon a valid and enforceable provision which shall be a reasonable substitute therefor, and upon so agreeing, shall incorporate such substitute provision in this Agreement.

11.11 INTERPRETATION. The Section headings in this Agreement are for convenience of reference only and shall not be deemed to alter or affect the meaning or interpretation of any provision hereof. The language used in this Agreement will be deemed to be the language chosen by the parties hereto to express their mutual intent, and no rule of strict construction will be applied against any party hereto. Any references to the "KNOWLEDGE" of Opco or the "OPCO'S KNOWLEDGE" or "VENDOR PARTIES' KNOWLEDGE" or to the "KNOWLEDGE" of Vendor Parties or any similar formulation shall mean the actual knowledge of the officers of Opco. Any references to the "KNOWLEDGE" of the Purchaser or the "PURCHASER'S KNOWLEDGE" or any similar formulation shall mean the actual knowledge of the officers of Purchaser. This Agreement and the rights and obligations thereunder shall enure to be and binding on the heirs, administrators or assigns of the Shareholders.

11.12 REMEDIES. In addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, the Purchaser and the Vendor will be entitled to specific performance of the obligations of each under this Agreement. Each of the Vendor Parties and the Purchaser agree that monetary damages may not be adequate compensation for any loss incurred by reason of any breach of its obligations described in the foregoing sentence and hereby agrees to waive, in any action for specific performance of any such obligation, the defence that a remedy at law would be adequate.

11.13 LANGUAGE. The Parties have requested that this Agreement and all contracts, documents, or notices relating thereto be drafted in the English language. Les parties ont exige que cette convention soit redigee en langue anglaise.

11.14 FEES AND DISBURSEMENTS. Unless otherwise expressly provided for in this Agreement, each party to this Agreement shall assume its own expenses and costs relating to this transaction and to the execution of what is contained herein and, without limiting the generality of the foregoing, the fees and disbursements of its own legal counsel, accountants, financiers and consultants. It is specifically agreed that Opco shall not assume any of the expenses or costs of the Vendor or the Vendor Parties relating to this transaction.

IN WITNESS WHEREOF, the parties hereto have caused this Share Purchase Agreement to be duly executed by their respective authorised signatories as of the date first indicated above.



EFOS CORPORATION                   EXFO ELECTRO-OPTICAL
                                   ENGINEERING INC.


By:  /s/ John Kennedy              By:  /s/ Germain Lamonde
-----------------------------           -----------------------------
Name:    John Kennedy                   Name:    Germain Lamonde
Title:   President                      Title:   President and Chief Executive
                                                 Officer




By:  /s/ Glenn Harvey              By:  /s/ John Kennedy
-----------------------------           -----------------------------
         Glenn Harvey                   John Kennedy

                                SCHEDULE 1.1(FFF)

                             PERMITTED ENCUMBRANCES


TD Bank General Security Agreement


- end -

                                SCHEDULE 1.1(III)

                          PRIOR CORPORATE TRANSACTIONS
                          ----------------------------

The Vendor will carry out the following steps prior to the Closing:

1. The Vendor will cause Opco to amend its articles to change its 49 issued and outstanding common shares into 3,700,000 common shares.

2. The Vendor will incorporate, as wholly owned, single-purpose subsidiaries, [three] new corporations under the BUSINESS CORPORATIONS ACT (Ontario) ("Newcos"). The tax and fiscal year-end of each Newco shall be later than August 31st.

3. The Vendor will transfer to the Newcos 2,000,000 of the Opco Shares in exchange for common shares of the Newcos under section 85 of the TAX ACT. Other than those Opco Shares, the Newcos will not have any assets or liabilities.

4.       The number of Opco Shares to be held by each Newco will be as follows:

         Newco 1           1,000,000
         Newco 2           500,000
         Newco 3           500,000

5. At the Closing, the Vendor will cause the Newcos to sell their Opco Shares to the Purchaser with the Purchase Price to be allocated as follows:

                           Purchaser Shares

         Newco 1           1,000,000
         Newco 2           500,000
         Newco 3           500,000


- end -

                                SCHEDULE 1.1(VV)

                                MATERIAL CLIENTS
                                ----------------



ITF Technologies Optiques Inc.

Newport Corporation

JDS Uniphase Corporation

Avanex Corporation

Corning Incorporated

Lucent Technologies Inc.

Oplink Communications, Inc.

Zenastra Photonics Inc.



- end -

                                  SCHEDULE 3.4

                  ARTICLES AND BY-LAWS OF OPCO AND OPCO SHARES
                  --------------------------------------------


NAME AND ADDRESS           OPCO SHARES HELD          OPCO SHARES TO BE RECEIVED
--------------------------------------------------------------------------------

Efos Corp.                     1,700,000                    1,700,000
Corp. sub 1                    1,000,000                    1,000,000
Corp. sub 2                      500,000                      500,000
Corp. sub 3                      500,000                      500,000
                               ---------                    ---------
                               3,700,000                    3,700,000


See the attached articles and by-laws of Efos Inc.

- end -

                                  SCHEDULE 3.6

                             CONSENTS AND APPROVALS
                             ----------------------


Toronto Dominion Bank
20 Milverton Drive
Mississauga, Ontario


Approval by shareholders of Vendor by way of special resolution.


- end -

                                  SCHEDULE 3.8

                              FINANCIAL STATEMENTS
                              --------------------



Attached are audited financial statements for the years-ended 1998, 1999 and 2000.

US GAAP reconciliation to be available on closing as per discussions.

Attached are the January 31st, 2001 first Quarter un-audited financial statements.


- end -

                                  SCHEDULE 3.9

                             UNDISCLOSED LIABILITIES
                             -----------------------





None


- end -

                                SCHEDULE 3.12(A)

                                    TAXES DUE
                                    ---------

                                SCHEDULE 3.12(B)

                       TAX RETURNS FILED OUTSIDE OF CANADA
                       -----------------------------------





None


- end -

                                  SCHEDULE 3.13

                           OPCO INTELLECTUAL PROPERTY
                           --------------------------



Patent summary lists attached as well as assignments and licence of dental patents to DENTSPLY International Inc.


- end -

                                  SCHEDULE 3.15

                                   INVENTORIES
                                   -----------

                                  SCHEDULE 3.16

                                 OPCO CONTRACTS
                                 --------------





As requested per section 3.16:

(a)      None
(b)      None
(c)      TD Bank Banking Agreement; also see Schedule 3.6.
(d)      Great West Life Lease
(e)      None
(f)      DENTSPLY IP licenses and non-comp in dentistry
(g)      IRAPS [Dr. Manfred Hubert]
(h)      None



- end -

                                  SCHEDULE 3.17

                          NON-ARM'S LENGTH TRANSACTIONS
                          -----------------------------



None


- end -

                                  SCHEDULE 3.18

                                    INSURANCE
                                    ---------





As requested see attached:

Chubb Insurance Co. of Canada
Commercial Package         - Policy No.     3532-37-22
Umbrella Liability         - Policy No.       79732947
Automobile Policy - Policy No.      C03375874


- end -

                                  SCHEDULE 3.19

                               EMPLOYMENT MATTERS
                               ------------------





See attached:

Position Listing


- end -

                                  SCHEDULE 3.20

                                  BENEFIT PLANS
                                  -------------



See attached:

Group Benefit Plan - EFOS Inc.


- end -

                                  SCHEDULE 3.22

                             JOINT VENTURE INTERESTS
                             -----------------------



None


- end -

                                  SCHEDULE 3.25

                              THIRD PARTY CONSENTS
                              --------------------



1/       Great West Life regarding property lease.
2/ Toronto Dominion Bank re: Operating Agreement and Guarantees [Note: as per prior discussions it is EXFO's intention to repay the operating loan]


- end -

                                  SCHEDULE 3.26

                                  BANK ACCOUNTS
                                  -------------



Toronto Dominion Bank
20 Milverton Drive
Mississauga, Ontario


Canadian funds    Acct:    1275 0646 0457500

US funds          Acct:    1275 0646 7304160


- end -

                                  SCHEDULE 3.27

                                   GUARANTEES
                                   ----------



None


- end -

                                  SCHEDULE 3.28

                      COLLECTIBILITY OF ACCOUNTS RECEIVABLE
                      -------------------------------------





Accounts Receivable list to be provided at time of closing as per clause 3.28.


- end -

                                  SCHEDULE 3.35

                                  DISTRIBUTIONS
                                  -------------



None


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

                                  SCHEDULE 3.38

                              CAPITAL EXPENDITURES
                              --------------------



See attached table.


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

                                  SCHEDULE 4.1

                         ARTICLES AND BY-LAWS OF VENDOR
                         ------------------------------



See the attached Articles and by-laws of EFOS Corporation.


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

                                 SCHEDULE 8.2(H)

                     SUMMARY TERMS FOR EMPLOYMENT AGREEMENTS
                     ---------------------------------------

                                 SCHEDULE 8.2(I)

                                ESCROW AGREEMENT
                                ----------------

                                 SCHEDULE 8.2(J)

                                LOCK-UP AGREEMENT
                                -----------------

                                  SCHEDULE 9.3

                                 NON-COMPETITION
                                 ---------------



1/       John Kennedy
2/       Glenn Harvey
2/       EFOS Corporation and Newcos


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